PROSPECTUS	Filed pursuant to Rule 424(b)(2) Registration No. 333-220302

PROSPECTUS

SUBSCRIPTION RIGHTS TO PURCHASE UP TO 300,000,000 UNITS

CONSISTING OF UP TO 300,000,000 SHARES OF COMMON STOCK

AND WARRANTS TO PURCHASE UP TO 210,000,000 SHARES OF COMMON STOCK

We are distributing to holders of our common stock, $0.001 par value, at no charge, up to 300,000,000 non-transferable subscription rights to purchase units. Each unit consists of one share of common stock and 0.70 of a warrant. Each whole warrant will be exercisable for one share of our common stock. We refer to the offering that is the subject of this prospectus as the rights offering. In the rights offering, you will receive two subscription rights for every share of common stock owned at 5:00 p.m., Eastern Time, on February 27, 2018, the record date of the rights offering. The common stock and the warrants comprising the units will be separate upon the closing of the rights offering and will be issued separately but may only be purchased as a unit, and the units will not trade as a separate security. The subscription rights will not be tradable. Each subscription right consists of a basic subscription right and an over-subscription privilege, which we refer to as the subscription right.

Each subscription right will entitle you to purchase one unit, which we refer to as the basic subscription right, at a subscription price per unit equal to $0.03. Each whole warrant entitles the holder to purchase one whole share of common stock at an exercise price of per share equal to $0.06 from the date of issuance through its expiration 5 years from the date of issuance. In the event that holders exercise subscription rights for in excess of $5 million (not including the over-subscription privilege), the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each person (not including any over-subscription privilege subscribed for). If you exercise your basic subscription rights in full, and any portion of the units remain available under the rights offering, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed units at the subscription price, subject to proration based on the number of shares of common stock owned on the record date, which we refer to as the over-subscription privilege.

You may only purchase the number of whole units purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus the over-subscription privilege, if any. Accordingly, the number of units that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which other stockholders exercise their basic subscription rights and over-subscription privileges, which we cannot determine prior to completion of the rights offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on March 30, 2018, unless the rights offering is extended or earlier terminated by the Company. There is no minimum number of subscription rights that must be exercised in this rights offering, no minimum number that any subscription rights holder must exercise, and no minimum number of units that we will issue at the closing of this rights offering. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering. We may extend the rights offering for a period not to exceed 30 days in our sole discretion. Once made, all exercises of subscription rights are irrevocable.

We have engaged Advisory Group Equity Services, Ltd., d/b/a RHK Capital (referred to herein as “RHK Capital”) as dealer-manager for this offering.

We are conducting the rights offering to raise capital that we intend to use for general corporate purposes. Our independent registered public accounting firm in its report on the January 1, 2017 financial statements has raised substantial doubt about our ability to continue as a going concern. We had cash on hand in the amount of $104,135 as of October 1, 2017. We estimate that the current funds on hand will be sufficient to continue operations through January 2018. See “Use of Proceeds”.

You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable, even if the rights offering is extended by our board of directors.

If we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

Shares of our common stock are traded on the OTCQB under the symbol “GIGL”. On February 7, 2018, the closing sales price for our common stock was $0.019 per share. The shares of common stock issued in the rights offering will also be traded on the OTCQB under the same symbol.

	Subscription Price	Dealer Manager Fees and Expenses (1)	Proceeds, Before Expenses, to us
Per unit	$0.03	$0.0024	$0.0276
Total (2)	$5,000,000	$400,000	$4,600,000

(1) In connection with the rights offering, we have agreed to pay RHK Capital, the dealer-manager for this offering, a cash fee up to 6.0% of the gross proceeds of this offering in cash, a non-accountable expense allowance up to 1.8% of the gross proceeds of this offering, and an out-of-pocket accountable expense allowance of 0.2%.

(2) Assumes that the rights offering is fully subscribed and that the maximum offering amount in the aggregate of $5 million is subscribed. Excludes proceeds from the exercise of warrants included within the units.

The exercise of your subscription rights for shares of our common stock involves risks. See “Risk Factors” beginning on page 14 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before exercising your subscription rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus in any jurisdiction in which it would be unlawful for us to make such an offer or solicitation.

If you have any questions or need further information about this rights offering, please call Mackenzie Partners, Inc., our information agent for the rights offering at (800) 322-2885 (toll free).

Dealer-Manager

The date of this prospectus is March 1, 2018

You should read this prospectus, the documents incorporated by reference into this prospectus, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information”. These documents contain important information that you should consider when making your investment decision.

We are only responsible for the information contained in, or incorporated by reference into, this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The information in this prospectus, in any prospectus supplement or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Note Regarding Forward-Looking Statements.”

Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Giggles” “the Company,” “we,” “us,” “our” and similar references refer to Giggles N’ Hugs Inc.

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COMPANY OVERVIEW

Business Overview

Giggles N Hugs is a unique restaurant concept that brings together high-end, organic food with the play elements and entertainment for children. Giggles N Hugs offers an upscale, family-friendly atmosphere with a play area dedicated to children ages 10 and younger. The restaurant has a high-quality menu made from fresh, organic foods that are enjoyed by both children and adults. With nightly entertainment, such as magic shows, concerts, puppet shows, face painting and arts and crafts, Giggles N Hugs is a destination for families seeking healthy food in a casual and fun atmosphere.

In addition to its family-friendly vibe, Giggles N Hugs is also known for its own creation called “Mom’s Tricky Treat Sauce,” which hides pureed vegetables in kids’ favorite meals such as pizza, pastas and macaroni and cheese.

The founders, Joey Parsi and his wife, Dorsa, conceived the idea when they tried dining out with their own children, but spent the entire evening attending to quieting their kids and avoiding disapproving stares. From this frustrating experience, they discovered that there was a significant need for high-quality restaurants where play time, healthy food, and happy parents could converge. This idea led to the creation of Giggles N Hugs, a destination for parents and kids to play and have fun while enjoying a gourmet meal.

Our restaurant offers a combination of high quality food and beverage with attentive service to ensure a memorable experience. Our play areas are supervised by staff members who promote positive interaction, fun, and activities in such a way that their presence often overshadows the presence of the vast number of toys and daily entertainment we offer. Our restaurant features kid-size castles, giant climbers, a pirate ship, and a walk-on dragon, as well as tricycles, swings, bounces, and an abundant selection of toys in each location. The Giggles N Hugs team is a group of individuals that have been hired and trained to reflect our core beliefs of creating an environment for families to bond and interact with one another. We encourage our staff members to be more than just employees, but instead to become friends with our guests. The family-friendly feel of the restaurant and play space reflects its image and individuality in the marketplace.

Corporate Information

Our principal executive offices are located at 3222 Galleria Way, Glendale, California 91210. Our telephone number is (818) 956-4847. Our corporate website is http://www.gigglesnhugs.com. The information on our website is not a part of, or incorporated in, this prospectus.

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SUMMARY OF THE RIGHTS OFFERING

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered

We are distributing to holders of our common stock, $0.001 par value, at no charge, non-transferable subscription rights to purchase units. Each unit consists of one share of common stock and 0.70 warrant. Each whole warrant will be exercisable for one share of our common stock. You will receive two subscription rights for every share of common stock own at 5:00 p.m., Eastern Time, on February 27, 2018, the record date of the rights offering. The common stock and the warrants comprising the units will be separate upon the closing of the rights offering and will be issued separately but may only be purchased as a unit, and the units will not trade as a separate security. The subscription rights will not be tradable.

Warrants

Each whole warrant entitles the holder to purchase one whole share of common stock at an exercise price of per share equal to $0.06 from the date of issuance through its expiration 5 years from the date of issuance. A holder may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. The foregoing limitation on exercise does not apply to any holder who beneficially owns in excess of 4.99% of our outstanding common stock immediately prior to the rights offering.

No Fractional Shares or Warrants	We will not issue fractional shares of common stock or warrants in the rights offering. Rights holders will only be entitled to purchase a number of units representing a whole number of shares of common stock, rounded up to the nearest whole number of units a holder would otherwise be entitled to purchase. Fractional warrants will be rounded down to the nearest whole number.

Subscription Price	The subscription price per unit will be $0.03.

Procedures for Exercising Subscription Rights

To exercise your subscription rights, you must take the following steps:

If you are a record holder of our common stock, you must deliver payment and a properly completed subscription rights certificate to the subscription agent to be received before 5:00 PM Eastern Time, on March 30, 2018. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 PM Eastern Time, on March 30, 2018.

Subscription Right	Each subscription right consists of a basic subscription right and an over-subscription privilege.

Basic Subscription Right	Each basic subscription right will entitle you to purchase one unit at the subscription price per unit held by you on the record date of February 22, 2018, subject to proration described elsewhere.

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Use of Proceeds	We are conducting the offering to raise capital that we intend to use for general corporate purposes. Our independent registered public accounting firm in its report on the January 1, 2017 financial statements has raised substantial doubt about our ability to continue as a going concern. We had cash on hand in the amount of $104,135 as of October 1, 2017. We estimate that the current funds on hand will be sufficient to continue operations through January 2018. See “Use of Proceeds”.

No Board Recommendation	Our board of directors is not making a recommendation regarding your exercise of the subscription rights. You are urged to make your decision to invest based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended for a period not to exceed 30 days by our board of directors.

U.S. Federal Income Tax Considerations	Our U.S. tax counsel, Libertas Law Group, Inc., is of the opinion that the rights offering will not be part of a disproportionate distribution, but certain aspects of that determination are not certain. This position is not binding on the Internal Revenue Service (the “IRS”) or the courts, however. You should consult your own tax advisor as to the tax consequences of the rights offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences” on page 34. For further information, please see “Material U.S. Federal Income Tax Consequences”.

Extension, Cancellation and Amendment	Although we do not presently intend to do so, we may extend the rights offering for a period not to exceed 30 days. Our board of directors may for any reason terminate the rights offering at any time before the completion of the rights offering.

Subscription Agent	West Coast Stock Transfer, Inc.

Information Agent	Mackenzie Partners, Inc.

Dealer-Manager	Advisory Group Equity Services, Ltd., d/b/a RHK Capital (referred to herein as “RHK Capital”)

Risk Factors	You should carefully read and consider the risk factors beginning on page 14 of this prospectus, together with all of the other information included in or incorporated by reference into this prospectus, before you decide to exercise your subscription rights to purchase shares of our common stock.

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Distribution Arrangements

RHK Capital is the dealer-manager for the rights offering. RHK Capital will provide marketing assistance and advice to us in connection with the subscription rights. RHK Capital is not underwriting or placing any of the rights or the units being sold in this rights offering and does not make any recommendation with respect to such rights or units (including with respect to the exercise of such subscription rights). As contemplated by the dealer-manager agreement, RHK Capital will not solicit any holders of the securities (including the rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws or Canadian provincial securities laws of such jurisdiction unless and until (i) the Company has advised RHK Capital that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws or the Canadian provincial securities laws of such jurisdiction, as applicable, and (ii) RHK Capital possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this rights offering. See “Plan of Distribution” on page 41 for a discussion of the fees and expenses to be paid to the dealer-manager in connection with this rights offering.

NYSE American Trading Symbol	GIGL

Questions	If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the information agent, Mackenzie Partners, Inc., at (212) 929-5500, (800) 322-2885 (toll free) or rightsoffer@mackenziepartners.com.

Risk Factors

Before you invest in the offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 14 of this prospectus, including, without limitation, the risks related to our growth strategy, risks related to our business and risks related to the beverage industry. You should carefully read and consider the risk factors contained in this prospectus, together with all of the other information included in or incorporated by reference into this prospectus, before you decide to exercise your subscription rights to purchase shares of our common stock.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the units offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the rights offering?

We are conducting the offering to raise capital that we intend to use for general corporate purposes.

What is the rights offering?

We are distributing to holders of our common stock, $0.001 par value, at no charge, non-transferable subscription rights to purchase units. Each unit consists of one share of common stock and 0.70 of a warrant. Each whole warrant will be exercisable for one share of our common stock. You will receive two subscription rights for each whole share of common stock owned at 5:00 p.m., Eastern Time, on February 27, 2018. Each subscription right will entitle the holder to a basic subscription right and an over-subscription privilege.

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What are the basic subscription rights?

Basic subscription right will entitle you to purchase one unit, at the subscription price, per share of common stock held by you on the record date of February 27, 2018. Each unit consists of one share of common stock and 0.70 of a warrant. Each whole warrant will be exercisable for one share of our common stock. For example, if you owned 100 shares of common stock as of the record date, you will receive 100 subscription rights and will have the right to purchase 100 units consisting of 100 shares of common stock and warrants to purchase 70 additional shares of our common stock. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any basic subscription rights at all.

If you are a record holder, the number of units you may purchase pursuant to your basic subscription rights is indicated on the enclosed subscription rights certificate. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a subscription rights statement. Instead, DTC will issue two subscription rights to your nominee record holder for each share of our common stock that you own as of the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

If sufficient units are available, we will seek to honor your basic subscription request in full. In the event that holders exercise subscription rights for in excess of $5 million (not including the over-subscription privilege), the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each person (not including any over-subscription privilege subscribed for).

See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase.

What is the over-subscription privilege?

If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege to purchase a portion of any units that the other record holders do not purchase through the exercise of their basic subscription rights. You should indicate on your subscription rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, the aggregate amount you would like to apply to purchase units pursuant to your over-subscription privilege.

If sufficient units are available, we will seek to honor your over-subscription request in full. If over-subscription requests exceed the number of units available, however, we will allocate the available units pro-rata among the record holders exercising the over-subscription privilege in proportion to the number of shares of our common stock each of those record holders owned on the record date, relative to the number of shares owned on the record date by all record holders exercising the over-subscription privilege. If this pro-rata allocation results in any record holders receiving a greater number of units than the record holder subscribed for pursuant to the exercise of the over-subscription privilege, then such record holder will be allocated only that number of units for which the record holder oversubscribed, and the remaining units will be allocated among all other record holders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase.

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To properly exercise your over-subscription privilege, you must deliver to the subscription agent the subscription payment related to your over-subscription privilege before the rights offering expires. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.” To the extent you properly exercise your over-subscription privilege for a number of units that exceeds the number of unsubscribed units available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the rights offering, without interest or penalty.

Our subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

What are the terms of the warrants?

Each whole warrant entitles the holder to purchase one whole share of common stock at an exercise price of per share equal to $0.06 from the date of issuance through its expiration 5 years from the date of issuance. A holder may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. The foregoing limitation on exercise does not apply to any holder who beneficially owns in excess of 4.99% of our outstanding common stock immediately prior to the rights offering.

May I sell my warrants?

Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer. The warrants will not be listed for trading on any stock exchange or market.

Will fractional shares or warrants be issued upon exercise of subscription rights or upon the exercise of warrants?

No. We will not issue fractional shares of common stock or warrants in the rights offering. Rights holders will only be entitled to purchase a number of units representing a whole number of shares of common stock, rounded up to the nearest whole number of units a holder would otherwise be entitled to purchase. Fractional warrants will be rounded down to the nearest whole number. Any excess subscription payments received by the subscription agent will be returned as soon as practicable after expiration of the rights offering, without interest or penalty. Similarly, no fractional shares of common stock will be issued in connection with the exercise of a warrant. If, upon exercise of a warrant, the holder thereof would be entitled to receive a fractional share of common stock, upon exercise, the holder will only be entitled to receive a whole number of shares of common stock, rounded up to the nearest whole number.

What effect will the rights offering have on our outstanding common stock?

On February 2, 2018, 145,602,251 shares of our common stock were outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the expiration of the rights offering,  is fully subscribed for the maximim number of units available, approximately 445,602,251 shares of our common stock will be issued and outstanding and warrants to purchase approximately 210,000,000 additional shares of our common stock will be outstanding (excluding the currently outstanding warrants). The exact number of shares of common stock, warrants that we will issue in this rights offering will depend on subscription price and the number of units that are subscribed for in the rights offering.

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How was the subscription price formula determined?

Our board of directors determined the subscription, taking into consideration, among other things, the following factors:

● the current and historical trading prices of our common stock;

● the price at which stockholders might be willing to participate in the rights offering;

● the value of the warrant being issued as a component of the unit;

● our need for additional capital and liquidity;

● the cost of capital from other sources; and

● comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, our board of directors reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the subscription price should be designed to provide an incentive to our current stockholders to participate in the rights offering and exercise their basic subscription right and their over-subscription privilege.

The subscription price does not necessarily bear any relationship to any established criteria for value. You should not consider the subscription price as an indication of actual value of the Company or our common stock. We cannot assure you that the market price of our common stock will not decline during or after the rights offering. You should obtain a current price quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering. Once made, all exercises of subscription rights are irrevocable.

Am I required to exercise all of the basic subscription rights I receive in the rights offering?

No. You may exercise any number of your basic subscription rights, or you may choose not to exercise any basic subscription rights. If you do not exercise any basic subscription rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your basic subscription rights in full, your proportionate ownership interest in the Company will decrease. If you do not exercise your basic subscription rights in full, you will not be entitled to exercise your over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed subscription rights certificate and payment for both your basic subscription rights and any over-subscription privilege you elect to exercise before the rights offering expires on March 30, 2018, at 5:00 PM Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights, along with the required subscription payment.

May I transfer my subscription rights?

No. The subscription rights may be exercised only by the stockholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, a subscription rights certificate may be completed only by the stockholder who receives the statement. The subscription rights will not be listed for trading on any stock exchange or market.

Will our directors and executive officers participate in the rights offering?

To the extent they hold common stock as of the record date, our directors and executive officers will be entitled to participate in the rights offering on the same terms and conditions applicable to other rights holders. None of our directors or executive officers has entered into any binding commitment or agreement to exercise subscription rights received in the rights offering.

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Has the board of directors made a recommendation to stockholders regarding the rights offering?

No. Our board of directors is not making a recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the rights offering. On February 2, 2018 the closing price of our common stock was $0.01975 per share. The market price for our common stock may be above the subscription price or may be below the subscription price. If you exercise your subscription rights, you may not be able to sell the underlying shares of our common stock or warrants in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in this prospectus. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the rights offering, you must deliver a properly completed and signed subscription rights certificate, together with payment of the subscription price for both your basic subscription rights and any over-subscription privilege you elect to exercise, to the subscription agent before 5:00 PM Eastern Time, on March 30, 2018. If you are exercising your subscription rights through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents and payment for the units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank, or other nominee, then your broker, dealer, bank, or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this rights offering and purchase units, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, or other nominee, to notify you of this rights offering.

What form of payment is required?

You must timely pay the full subscription price pursuant to the exercise of subscription rights by delivering to the subscription agent a:

●	cashier’s check drawn on a U.S. bank; or
●	wire transfer.

When will I receive my new shares of common stock and warrants?

The subscription agent will arrange for the issuance of the common stock and warrants as soon as practicable after the expiration of the rights offering, payment for the units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected. All shares and warrants that you purchase in the rights offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you purchase in the rights offering.

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After I send in my payment and subscription rights certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to participate in the rights offering.

How much will the Company receive from the rights offering?

Assuming the rights offering is fully subscribed, we estimate that the net proceeds from the rights offering will be approximately $4,250,000, after deducting fees and expenses payable to the dealer-manager, and after deducting other expenses payable by us and excluding any proceeds received upon exercise of any warrants issued in the rights offering.

What are the limitations on the exercise of the basic subscription right and over-subscription privilege?

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. We cannot assure you that the market price of our common stock will exceed the subscription price, nor can we assure you that the market price of our common stock will not further decline after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock or warrants purchased in the rights offering at a price equal to or greater than the subscription price. In addition, you should carefully consider the risks described under the heading “Risk Factors” for discussion of some of the risks involved in investing in our securities.

Can the board of directors terminate or extend the rights offering?

Yes. Our board of directors may decide to terminate the rights offering at any time and for any reason before the expiration of the rights offering. We also have the right to extend the rights offering for period not to exceed 30 days. We do not presently intend to extend the rights offering. We will notify stockholders if the rights offering is terminated or extended by issuing a press release.

If the rights offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If we will cancel the offering, you will receive a refund of the money you have advanced, without interest. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

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How do I exercise my subscription rights if I live outside the United States?

The subscription agent will hold subscription rights certificates for stockholders having addresses outside the United States. To exercise subscription rights, foreign stockholders must notify the subscription agent and timely follow other procedures described in the section entitled “The Rights Offering — Foreign Stockholders”.

What fees or charges apply if I purchase shares of our common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes you will not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering. Our U.S. tax counsel, Libertas Law Group, Inc., is of the opinion that the rights offering will not be part of a disproportionate distribution, but certain aspects of that determination are not certain. This position is not binding on the Internal Revenue Service (the “IRS”) or the courts, however. You should consult your tax advisor as to the tax consequences of the rights offering in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences” on page 46.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment by hand delivery, first class mail or courier service to:

West Coast Stock Transfer, Inc.

721 N. Vulcan Ave. Ste. 205

Encinitas, CA 92024

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the information agent, Mackenzie Partners, Inc., at (212) 929-5500, (800) 322-2885 (toll free) or rightsoffer@mackenziepartners.com.

Who is the dealer-manager?

RHK Capital will act as dealer-manager for the rights offering. RHK Capital is not underwriting or placing any of the subscription rights or the units being sold in this offering and does not make any recommendation with respect to such rights or units (including with respect to the exercise of such subscription rights). As contemplated by the dealer-manager agreement, RHK Capital will not solicit any holders of the securities (including the rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws or Canadian provincial securities laws of such jurisdiction unless and until (i) the Company has advised RHK Capital that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws or the Canadian provincial securities laws of such jurisdiction, as applicable, and (ii) RHK Capital possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction. See “Plan of Distribution” on page 41 for a discussion of the fees and expenses to be paid to the dealer-manager in connection with this rights offering.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information about the Company and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact:

Joey Parsi, Chief Executive Officer

Giggles N’ Hugs, Inc.

3222 Galleria Way

Glendale, California 91210

Telephone: (818) 956-4847

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.gigglesnhugs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would”, “approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

●	our ability to diversify our operations;

●	inability to raise additional financing for working capital;

●	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require our management to make estimates about matters that are inherently uncertain;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	deterioration in general or regional economic conditions;

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●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;

●	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;

●	the inability of management to effectively implement our strategies and business plan;

●	inability to achieve future sales levels or other operating results;

●	the unavailability of funds for capital expenditures; and

●	other risks and uncertainties detailed in this report.

Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors” could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus, before making a decision to invest in our common stock or to exercise your subscription rights to purchase shares of our common stock. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE RIGHTS OFFERING

Your interest in our company may be diluted as a result of this offering.

Common stockholders who do not fully exercise their respective rights should expect that they would, at the completion of this offering, own a smaller proportional interest in our Company than would otherwise be the case had they fully exercised their basic subscription rights.

The market price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions.

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We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of our common stock in the rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates (physical, electronic or book entry from) representing shares of our common stock purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of subscription rights.

Completion of this offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Completion of this offering is not subject to us raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

None of our officers, directors or significant stockholders are obligated to exercise their subscription right and, as a result, the offering may be undersubscribed.

As a group, our officers and directors own approximately 19.25% of our outstanding common stock. None of our officers or directors are obligated to participate in this offering. We cannot guarantee you that any of our officers or directors or significant stockholders will exercise their basic or over-subscription rights to purchase any shares issued in connection with this offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set.

This offering may cause the price of our common stock to decrease.

Depending upon the trading price of our common stock at the time of our announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of this offering. If that occurs, you may have committed to buy shares of common stock in the rights offering at a price greater than the prevailing market price. Further, if a substantial number of rights are exercised and the holders of the shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. Your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price. There is no assurance that following the exercise of your rights you will be able to sell your common stock at a price equal to or greater than the subscription price.

You could be committed to buying shares of common stock above the prevailing market price.

Once you exercise your basic and any over-subscription rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your rights. We cannot assure you that the market price of our shares of common stock will not decline prior to the expiration of this offering or that a subscribing rights holder will be able to sell shares of common stock purchased in this offering at a price equal to or greater than the subscription price.

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If we terminate this offering for any reason, we will have no obligation other than to return subscription monies promptly.

We may decide, in our discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the subscription agent. If we terminate this offering and you have not exercised any rights, such rights will expire worthless.

Our common stock price may be volatile as a result of this rights offering.

The trading price of our common stock may fluctuate substantially. The price of the common stock that will prevail in the market after this offering may be higher or lower than the subscription price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	significant volatility in the market price and trading volume of our securities;

●	actual or anticipated changes or fluctuations in our operating results;

●	material announcements by us regarding business performance, financings, mergers and acquisitions or other transactions;

●	general economic conditions and trends;

●	competitive factors; or

●	departures of key personnel.

We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

Although we plan to use the proceeds of this offering primarily for strategic acquisitions and working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds”. While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

Holders of shares of common stock who desire to purchase shares of our common stock in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern Time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date, as may be extended.

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If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our stockholders.

If the rights offering is deemed to be part of a “disproportionate distribution” under section 305 of the Internal Revenue Code, our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and our stockholders’ tax basis in our common stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. It is unclear whether the fact that we have outstanding options and certain other equity-based awards could cause the receipt of subscription rights to be part of a disproportionate distribution. Please see “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the rights offering.

We may amend or modify the terms of the rights offering at any time prior to the expiration of the rights offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the rights offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any subscription payments advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

RISKS ASSOCIATED WITH OUR BUSINESS AND MARKETPLACE

We have a limited operating history in the restaurant industry on which to evaluate our potential and determine if we will be able to execute our business plan, and depends on our two restaurant locations to generate all of our restaurant revenues.

Although we plan on identifying and opening new restaurant locations, we will initially rely on the Woodland Hills, California and Glendale, California locations for all of our revenue. Investments in our securities should be considered in light of the risks and difficulties we will encounter as we attempt to penetrate the restaurant industry.

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In addition, we cannot guarantee that we will be able to achieve our expansion goals or that new restaurants will generate sufficient revenues or be operated profitably. Our ability to expand will depend on a number of factors many of which are beyond our control. These risks may include, but are not limited to:

●	Locating suitable restaurant sites in new and existing markets;

●	Obtaining acceptable financing for construction of new restaurants or negotiating acceptable lease terms;

●	Recruiting, training and retaining qualified corporate and restaurant personnel and management;

●	Cost effective and timely planning, design and build-out of restaurants;

●	Obtaining and maintaining required local, state and federal government approvals;

●	Creating guest awareness of our restaurants in new markets;

●	Competition in our markets; and

●	General economic conditions.

If we are unable to expand our restaurant concept, our potential for growth and our results of operations could be harmed significantly.

A critical factor in our future viability will be our ability to expand our Giggles N’ Hugs restaurant concept. Our growth plans contemplate opening a number of additional restaurants in future months and years. If we do not open and operate new restaurants, our growth and results of operations could be harmed significantly. Our ability to open new restaurants in a timely manner and operate them profitably depends upon a number of factors, many of which are beyond our control, including the following:

●	The success of this rights offering;

●	The availability and cost of suitable restaurant locations for development, our ability to compete effectively for those locations, and enter into purchase or long-term lease agreements for such locations on acceptable terms;

●	The timing of delivery of leased premises from our landlords so we can commence our build-out constructions activities;

●	Construction and development costs;

●	Obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of restaurant sites and the sale of prepared food products;

●	Labor shortages or disputes experienced by our landlords or outside contractors; and

●	Unforeseen engineering or environmental problems with the leased premises.

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Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements for the period ended October 1, 2017 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the thirty-nine weeks ended October 1, 2017, the Company incurred a net loss of 1,314,909, used cash in operations of $213,887, and had a stockholders’ deficit of $1,626,577 as of that date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. In addition, the Company’s independent registered public accounting firm in its report on the January 1, 2017 financial statements has raised substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company had cash on hand in the amount of $104,135 as of October 1, 2017. Management estimates that the current funds on hand will be sufficient to continue operations through January 2018. Management is currently seeking additional funds, primarily through the issuance of debt and equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Our expansion into new markets may present increased risks due to our unfamiliarity with the geographic area.

As a part of our expansion strategy, we expect we will be opening restaurants in markets in which we have no prior operating experience. These new markets may have different competitive conditions, consumer tastes and discretionary spending patterns. In addition, any new restaurants may take several months to reach budgeted operating levels due to problems associated with new restaurants, including lack of market awareness, inability to hire sufficient staff and other factors. Although we will attempt to mitigate these factors by paying careful attention to training and staffing needs, there can be no assurance that we will be able to operate new restaurants on a profitable basis.

We may be unable to compete effectively in both our current Woodland Hills, California, and Glendale, California locations and at those sites where we may establish and operate additional restaurants. Our inability to compete could adversely affect your investment.

The restaurant industry is intensely competitive and fragmented. We believe that we compete primarily with casual and quick-casual establishments with play areas. We also compete with play areas without restaurants such as Under the Sea Indoor Playgrounds. Many of our direct and indirect competitors in our Woodland Hills, California and Glendale, California locations, where our restaurants are located, are well-established national, regional or local chains with a greater market presence than us. Further, many of these competitors have substantially greater financial, marketing and other resources than us, have been in business longer, have greater name recognition and are better established in the markets where our existing restaurants are located and in those markets where our future restaurants are planned to be located.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders. Ultimately, this may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We will need to raise additional funds to fund our anticipated development needs and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, marketing and development activities.

We will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

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We have debt financing arrangements, which could have a material adverse effect on our financial health and our ability to obtain financing in the future, and may impair our ability to react quickly to changes in our business.

Our exposure to debt financing could limit our ability to satisfy our obligations, limit our ability to operate our business and impair our competitive position. For example, it could:

●	increase our vulnerability to adverse economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings are at variable rates of interest;

●	require us to dedicate future cash flows to the repayment of debt, reducing the availability of cash to fund working capital, capital expenditures or other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants contained in our debt agreements.

We may also incur additional indebtedness in the future, which could materially increase the impact of these risks on our financial condition and results of operations.

We may not be able to refinance our current debt obligations which are currently due and in default. Failure to successfully recapitalize the business could have a material adverse effect on our business, financial condition and results of operations.

Our Chief Executive Officer and Chief Financial Officer serves as our sole director and we are not required to implement and have not otherwise adopted any NYSE/Nasdaq-level corporate governance standards.

Our sole director is also our Chief Executive Officer and Chief Financial Officer. He will be able to determine his own salary and perquisites. The absence of standards of corporate governance increase the risk of related party transactions and conflicts of interest and reluctance by investors to provide capital to the company in the future.

RISKS RELATED TO THE RESTAURANT INDUSTRY

Fluctuations in the cost, availability and quality of our raw ingredients and natural resources such as energy affect our results of operations.

The cost, availability and quality of the ingredients that we use to prepare our food are subject to a range of factors, many of which are beyond our control. Fluctuations in economic and political conditions, weather and demand could adversely affect the cost of our ingredients. We have limited control over these changes in the price and quality of commodities, since we typically do not enter into long-term pricing agreements for our ingredients. We may not be able to pass through any future cost increase by increasing menu prices. These factors could adversely affect our business, reputation and financial results.

Litigation and unfavorable publicity could negatively affect our results of operations as well as our future business.

We are subject to potential for litigation and other customer complaints concerning our food safety, service and/or other operational factors. Guests may file formal litigation complaints that we are required to defend, whether or not we believe them to be true. Substantial, complex or extended litigation could have an adverse effect on our results of operations if we incur substantial defense costs and our management is distracted. Employees may also, from time to time, bring lawsuits against us regarding injury, discrimination, wage and hour, and other employment issues. Additionally, we are subject to the risk of litigation by our stockholders as a result of factors including, but not limited to, performance of our stock price.

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In recent years there has been an increase in the use of social media platforms and similar devices that allow individuals’ access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate in its impact. A variety of risks are associated with the use of social media, including the improper disclosure of proprietary information, negative comments about our Company, exposure of personally identifiable information, fraud or outdated information. The inappropriate use of social media platforms by our guests, employees or other individuals could increase our costs, lead to litigation, or result in negative publicity that could damage our reputation. If we are unable to quickly and effectively respond, we may suffer declines in guest traffic, which could materially affect our financial condition and results of operations.

Food safety and foodborne illness concerns could have an adverse effect on our business.

We cannot guarantee that our internal controls and training will be fully effective in preventing all food safety issues at our restaurants, including any occurrences of foodborne illnesses such as salmonella, E. coli and hepatitis A. In addition, there is no guarantee that our franchise restaurants will maintain the high levels of internal controls and training we require at our company-operated restaurants.

Furthermore, we and our franchisees rely on third-party vendors, making it difficult to monitor food safety compliance and increasing the risk that foodborne illness would affect multiple locations rather than a single restaurant. Some foodborne illness incidents could be caused by third-party vendors and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of foodborne illness in any of our restaurants or markets or related to food products we sell could negatively affect our restaurant revenue nationwide if highly publicized on national media outlets or through social media.

This risk exists even if it were later determined that the illness was wrongly attributed to us or one of our restaurants. A number of other restaurant chains have experienced incidents related to foodborne illnesses that have had a material adverse effect on their operations. The occurrence of a similar incident at one or more of our restaurants, or negative publicity or public speculation about an incident, could have a material adverse effect on our business, financial condition and results of operations.

Our business could be adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences.

Our success depends, in part, upon the popularity of our food products. Shifts in consumer preferences away from our restaurants or cuisine could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. A continuing decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, and business and financial condition.

Increases in costs, including food, labor and energy prices, will adversely affect our results of operations.

Our profitability is dependent on our ability to anticipate and react to changes in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. Various factors beyond our control, including climatic changes and government regulations, may affect food costs. Specifically, our dependence on frequent, timely deliveries of fresh meat and produce subject us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of any such items. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety.

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Our ability to maintain consistent price and quality throughout our restaurants depends in part upon our ability to acquire specified food products and supplies in sufficient quantities from third-party vendors, suppliers and distributors at a reasonable cost. We do not control the businesses of our vendors, suppliers and distributors, and our efforts to specify and monitor the standards under which they perform may not be successful. If any of our vendors or other suppliers are unable to fulfill their obligations to our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations.

Furthermore, if our current vendors or other suppliers are unable to support our expansion into new markets, or if we are unable to find vendors to meet our supply specifications or service needs as we expand, we could likewise encounter supply shortages and incur higher costs to secure adequate supplies, which could have a material adverse effect on our business, financial condition and results of operations.

Changes in employment laws and minimum wage standards may adversely affect our business.

Labor is a primary component in the cost of operating our restaurants. If we face labor shortages or increased labor costs because of increased competition for employees, higher employee turnover rates, increases in the federal, state or local minimum wage or other employee benefits costs (including costs associated with health insurance coverage), our operating expenses could increase and our growth could be negatively impacted.

In addition, our success depends in part upon our ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators and management personnel, as well as a sufficient number of other qualified employees, including customer service and kitchen staff, to keep pace with our expansion schedule. In addition, restaurants have traditionally experienced relatively high employee turnover rates. Although we have not yet experienced significant problems in recruiting or retaining employees, our ability to recruit and retain such individuals may delay the planned openings of new restaurants or result in higher employee turnover in existing restaurants, which could have a material adverse effect on our business, financial condition and results of operations.

Various federal and state labor laws govern the relationship with our employees and impact operating costs. These laws include employee classification as exempt or non-exempt for overtime and other purposes, minimum wage requirements, unemployment tax rates, workers’ compensation rates, immigration status and other wage and benefit requirements. Significant additional government-imposed increases in the following areas could have a material adverse effect on our business, financial condition and results of operations:

●	minimum wages;

●	mandatory health benefits;

●	vacation accruals;

●	paid leaves of absence, including paid sick leave; and

●	tax reporting.

We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on our business, financial condition and results of operations.

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We are subject to all of the risks associated with leasing space subject to long-term non-cancelable leases.

We lease substantially all of the real property and we expect the new restaurants we open in the future will also be leased. We are obligated under non-cancelable leases for our restaurants and our corporate headquarters. Our restaurant leases generally require us to pay a proportionate share of real estate taxes, insurance, common area maintenance charges and other operating costs. Some restaurant leases provide for contingent rental payments based on sales thresholds, although we generally do not expect to pay significant contingent rent on these properties based on the thresholds in those leases. Additional sites that we lease are likely to be subject to similar long-term non-cancelable leases.

If an existing or future restaurant is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. In addition, as each of our leases expires, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to pay increased occupancy costs or to close restaurants in desirable locations. These potential increased occupancy costs and closed restaurants could have a material adverse effect on our business, financial condition and results of operations.

Labor shortages or increases in labor costs could restrict our ability to grow or adversely affect our results of operations.

We expect that our success will depend in part on our ability to attract, motivate, and retain a sufficient number of qualified restaurant employees, necessary to build and grow our operations. If we are unable to identify, and attract a sufficient number of qualified employees, we will be unable to open and operate the locations called for by our development plans. Competition for qualified restaurant employees could require us to pay higher wages and benefits, which could result in higher labor costs.

We may not be able to protect our trademarks and other proprietary rights.

We believe that our trademarks and other proprietary rights, including our restaurant and mascot designs, are important to our brand and our competitive position. Accordingly, we devote substantial resources to the development and protection of our trademarks and proprietary rights. However, the actions taken by us may be inadequate to prevent infringement or other unauthorized use of our trademarks and other proprietary rights by others, which may thereby dilute our trademarks in the marketplace and/or diminish the value of such proprietary rights. We may also be unable to prevent others from claiming infringement or other unauthorized use of our trademarks and other proprietary rights by us. In addition, others may assert rights in our trademarks and other proprietary rights. Our rights to our trademarks may in some cases be subject to the common law rights of any other person who began using the trademark (or a confusingly similar mark) prior to both the date of our registration and our first use of such trademarks in the relevant territory. We cannot assure you that third parties will not assert claims against our trademarks and other proprietary rights or that we will be able to successfully resolve each claim, which could result in our inability to use certain trademarks or other proprietary rights in certain jurisdictions or in connection with certain goods or services. Future actions by third parties may diminish the strength of our trademarks or other proprietary rights, injure the goodwill associated with our business and decrease our competitive strength and performance. We could also incur substantial costs to defend or pursue legal actions relating to the use of our trademarks and other proprietary rights, which could have a material adverse effect on our business, results of operations or financial condition.

Data privacy breaches may result in additional costs.

The Company relies on information systems across its operations, including for marketing programs, administration, point-of-sale and other payment processing systems, and various other processes and transactions. Disruptions, failures or other performance issues with these technology systems could negatively affect the Company’s our relationship with its our customers, employees, vendors and others. A material network breach in the security of these systems as a result of a cyber attack, or any other failure to maintain a secure network could result in substantial harm or inconvenience to the Company, including the improper use of personal information or other “identity theft.” Each of these situations or data privacy breaches may result in additional costs.

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RISKS RELATING TO OUR COMMON STOCK

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is currently under $5 per share, it is considered a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

●	Deliver to the customer, and obtain a written receipt for, a disclosure document;

●	Disclose certain price information about the stock;

●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	Send monthly statements to customers with market and price information about the penny stock; and

●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

●	The market price of our common stock may fluctuate substantially due to a variety of factors, including:

●	our business strategy and plans;

●	changing factors related to doing business in various jurisdictions within the United States;

●	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

●	general and industry-specific economic conditions;

●	additions to or departures of our key personnel;

●	variations in our quarterly financial and operating results;

●	changes in market valuations of other companies that operate in our business segments or in our industry;

●	lack of adequate trading liquidity;

●	announcements about our business partners;

●	changes in accounting principles; and

●	general market conditions.

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The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we fail to remain current on our reporting requirements or maintain a minimum bid price of $0.01, we could be removed from the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB, such as us, generally must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. More specifically, FINRA has enacted Rule 6530, which determines eligibility of issuers quoted on the OTCQB by requiring an issuer to be current in its filings with the SEC. Pursuant to Rule 6530(e), if we file our reports late with the SEC three times in a two-year period or our securities are removed from the OTCQB for failure to timely file twice in a two-year period, we will be ineligible for quotation on the OTCQB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. As of the date of this filing, we have two late filings reported by FINRA.

We may issue additional shares of our common stock, which could depress the market price of our common stock and dilute your ownership.

Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the amount of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well. Furthermore, the issuance of any additional shares of our common stock, or securities convertible into our common stock could be substantially dilutive to holders of our common stock.

Director and officer liability is limited.

As permitted by Nevada law, our bylaws limit the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our bylaw provisions and Nevada law, stockholders may have limited rights to recover against directors for breach of fiduciary duty.

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Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

As a publicly traded company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. We have identified internal control weaknesses and may need to undertake various actions, such as implementing new internal controls, new systems and procedures and hiring additional accounting or internal audit staff, which could increase our operating expenses. In addition, we may identify additional deficiencies in our internal control over financial reporting as part of that process.

In addition, if we are unable to resolve internal control deficiencies in a timely manner, investors could lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. We only have two individuals performing the functions of all officers and directors. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures.

Because we have never paid dividends on our common stock and have no plans to do so, the only return on an investment in our common stock will come from any increase in the value of the common stock.

Since beginning our business, we have not paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Rather, we currently intend to retain future earnings, if any, to finance operations. Therefore, any return on an investment in our common stock would come only from an increase in the value of our common stock.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders, at no charge, non-transferable subscription rights to purchase units at a subscription price per unit to be determined. The subscription price will be equal to $0.03. Each subscription right will entitle you to purchase one share of our common stock and 0.70 warrant. Each whole warrant entitles the holder to purchase one whole share of common stock at an exercise price of per share equal to $0.06 from the date of issuance through its expiration 5 years from the date of issuance. Each record holder will receive two subscription rights for each whole share of our common stock owned by such record holder as of the record date. Each subscription right entitles the record holder to a basic subscription right and an over-subscription privilege.

Basic Subscription Rights

Your basic subscription right will entitle you to purchase one unit, at the subscription price, per share of common stock held by you on the record date of February 27, 2018. Each unit consists of one share of common stock and 0.70 of a warrant. Each whole warrant will be exercisable for one share of our common stock. For example, if you owned 100 shares of common stock as of the record date, you will receive 100 subscription rights and will have the right to purchase 100 units consisting of 100 shares of common stock and warrants to purchase 70 additional share of our common stock. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any basic subscription rights at all. Subject to proration, if applicable, we will seek to honor your basic subscription request in full. In the event that holders exercise subscription rights in excess of $5 million of units (not including the over-subscription privilege), the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each person (not including any Over-Subscription Privilege subscribed for). See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase.

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Over-Subscription Privilege

If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege. Subject to proration, if applicable, we will seek to honor the over-subscription privilege requests in full. If over-subscription privilege requests exceed the number of units available, however, we will allocate the available units pro rata among the record holders exercising the over-subscription privilege in proportion to the number of shares of our common stock each of those record holders owned on the record date, relative to the number of shares owned exercising the over-subscription privilege. If this pro rata allocation results in any record holder receiving a greater number of units than the record holder subscribed for pursuant to the exercise of the over-subscription privilege, then such record holder will be allocated only that number of units for which the record holder oversubscribed, and the remaining units will be allocated among all other record holders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all units have been allocated.

West Coast Stock Transfer, Inc., the subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable after expiration of the rights offering.

We can provide no assurances that you will actually be entitled to purchase the number of units issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any requests for units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient units are available following the exercise of basic subscription rights.

Limitation on the Purchase of Units

You may only purchase the number of whole units purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus the over-subscription privilege, if any. Accordingly, the number of units that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which other stockholders exercise their basic subscription rights and over-subscription privileges, which we cannot determine prior to completion of the rights offering.

Subscription Price

The subscription price will be equal to $0.03. The subscription price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Determination of Subscription Price

In the determining the subscription price, the board of directors negotiated with the backstop purchaser and considered a variety of factors including those listed below:

●	our need to raise capital in the near term to continue our operations;
●	the current and historical trading prices of our common stock;
●	a price that would increase the likelihood of participation in the rights offering;
●	the cost of capital from other sources;
●	the value of the warrant being issued as a component of the unit;
●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represents to the immediately prevailing closing prices for these offerings;
●	an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term; and
●	our most recently forecasted revenue relative to our peer group.

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The subscription price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the subscription price. You should not consider the subscription price as an indication of actual value of the company or our common stock. you should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline after the rights offering. We cannot assure you that you will be able to sell the shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current price quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering. Once made, all exercises of subscription rights are irrevocable.

No Recombination

The common stock and warrants comprising the units will separate upon the effectiveness of the exercise of the subscription rights and will be issued as separate securities, and the units will not trade as a separate security. Holders may not recombine shares of common stock and warrants to receive a unit.

Non-Transferability of Subscription Rights

The subscription rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your subscription rights to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your subscription rights, expires at 5:00 PM Eastern Time, on March 30, 2018, which is the expiration of the rights offering. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your subscription rights statement or your subscription payment after that time. We have the option to extend the rights offering in our sole discretion, for a period not to exceed 30 days although we do not presently intend to do so. We may extend the rights offering by giving oral or written notice to the subscription agent before the rights offering expires. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than 9:00 AM Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 PM Eastern Time, on March 30, 2018, which is the expiration date that we have established for the rights offering.

Termination

We may terminate the rights offering at any time and for any reason prior to the completion of the rights offering. If we terminate the rights offering, we will issue a press release notifying stockholders and the public of the termination.

Return of Funds upon Completion or Termination

The subscription agent will hold funds received in payment for shares in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is terminated. You will not be able to rescind your subscription. Any excess subscription payments, including refunds resulting from will be returned to you as soon as practicable after the expiration of the rights offering, without interest or penalty. If the rights offering is terminated for any reason, all subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty.

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Shares of Our Common Stock Outstanding After the Rights Offering

On February 2, 2018, 145,602,251 shares of our common stock were outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the expiration of the rights offering, if the rights offering is fully subscribed for the maximum number of units available, approximately 445,602,251 shares of our common stock will be issued and outstanding and warrants to purchase approximately 210,000,000 additional shares of our common stock will be outstanding (excluding the currently outstanding warrants). The exact number of shares of common stock, warrants that we will issue in this rights offering will depend on subscription price and the number of units that are subscribed for in the rights offering.

Methods for Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Record Holders

If you are a stockholder of record, the number of units you may purchase pursuant to your subscription rights in indicated on the enclosed subscription rights statement. You may exercise your subscription rights by properly completing and executing the subscription rights certificate and forwarding it, together with your full payment, to the subscription agent at the address given below under “subscription agent,” to be received before 5:00 PM Eastern Time, on March 30, 2018.

Subscription by Beneficial\Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, you will not receive a subscription rights certificate. Instead, we will issue two subscription rights to such nominee record holder for each share of our common stock held by such nominee at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the rights offering and follow the instructions provided by your nominee.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the rights offering expires.

Subscription Agent

The subscription agent for this offering is West Coast Stock Transfer, Inc.. The address to which subscription rights statements and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent before the rights offering expires.

West Coast Stock Transfer, Inc.

721 N. Vulcan Ave. Ste. 205

Encinitas, CA 92024

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, then we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the information agent, Mackenzie Partners, Inc., at (212) 929-5500, (800) 322-2885 (toll free) or via email at rightsoffer@mackenziepartners.com.

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Payment method

Payments must be made in full in U.S. Currency by cashier’s check or by wire transfer, and payable to “West Coast Stock Transfer, Inc., as subscription agent for Giggles N’ Hugs Inc.” You must timely pay the full subscription payment, including payment for the over-subscription privilege, for the full number of units of our common stock and warrants you wish to acquire pursuant to the exercise of subscription rights by delivering a:

●	Cashier’s check, drawn on a U.S. Bank payable to “West Coast Transfer Inc.,, as subscription agent for Giggles N’ Hugs Inc.”; or

●

Wire transfer of immediately available funds directly to the account maintained by West Coast Stock Transfer, Inc., as subscription agent, for purposes of accepting subscriptions in this rights offering at Bank of America, N.A., 1340 Encinitas Blvd., Encinitas, CA 92024, Credit: West Coast Stock Transfer, Inc. as subscription agent for Giggles N’ Hugs Inc. Rights Offering, ABA Number: 026009593, SWIFT Number: BOFAUS3N, Account # 325083756739, for further credit to Giggles N’ Hugs Inc., and name of the subscription rights holder.

You should read the instruction letter accompanying the subscription rights statement carefully and strictly follow it. Do not send subscription rights statements or payments directly to us. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights statement and payment of the full subscription amount.

The method of delivery of subscription rights statements and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those statements and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the subscription agent before the rights offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the subscription rights certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights before the rights offering expires, the subscription agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering.

Issuance of Common Stock and Warrants

The shares of common stock and warrants that are purchased in the rights offering as part of the units will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the rights offering.

No Fractional Shares or Warrants

We will not issue fractional shares of common stock in the rights offering. Rights holders will only be entitled to purchase a number of units representing a whole number of shares of common stock, rounded up to the nearest whole number of units a holder would otherwise be entitled to purchase. Fractional warrants issued as part of the units will be rounded down to the nearest whole number. Any excess subscription payments received by the subscription agent will be returned as soon as practicable after expiration of the rights offering, without interest or penalty. Similarly, no fractional shares of common stock will be issued in connection with the exercise of a warrant. If, upon exercise of a warrant, the holder thereof would be entitled to receive a fractional share of common stock, upon exercise, the holder will only be entitled to receive a whole number of shares of common stock, rounded up to the nearest whole number.

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Notice to Brokers and Nominees

If you are a broker, dealer, bank, or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. If a beneficial owner of our common stock so instructs, you should complete the subscription rights statement and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “nominee holder certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact our subscription agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the rights offering, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when the subscription agent receives a properly completed and duly executed subscription rights statement and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our common stock purchased in the rights offering. Holders of warrants issued in connection with the rights offering will not have rights as holders of our common stock until such warrants are exercised and the shares of common stock underlying the warrants are issued to the holder.

Foreign Stockholders

We will not mail this prospectus or any subscription rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these subscription rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior 5:00 PM Eastern Time, on December 12, 2017, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the subscription rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price.

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U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock should recognize income or loss upon receipt or exercise of a subscription right. See “Material U.S. Federal Income Tax Consequences” on page 34.

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on money invested. We cannot assure you that the market price of our common stock will reach or exceed the subscription price after the offering, and even if it does so, that it will not subsequently decline. We also cannot assure you that you will be able to sell shares of our common stock or warrants purchased in the rights offering at a price equal to or greater than the subscription price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” on page 14 for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the subscription agent and by the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your subscription rights.

Listing

The subscription rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. The shares of our common stock, including the shares to be issued in the rights offering and the shares underlying the warrants to be issued in the rights offering, are traded on OTCQB under the symbol “GIGL”. We do not intend to list the warrants for trading on any stock exchange or seek to have them quoted on any market.

Important

Please follow the directions regarding delivery of subscription rights certificates and payments described above. Do not send subscription rights certificates directly to us. You are responsible for choosing the payment and delivery method for your subscription rights certificate and you bear the risks associated with such delivery. If you choose to deliver your subscription rights certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the subscription agent prior to the expiration time.

Distribution Arrangements

RHK Capital is the dealer-manager for the rights offering. The dealer-manager will provide marketing assistance and advice to us in connection with the rights offering. RHK Capital is not underwriting or placing any of the rights or the units being sold in this offering and does not make any recommendation with respect to such rights or units (including with respect to the exercise of such rights). As contemplated by the dealer-manager agreement, RHK Capital will not solicit any holders of the securities (including the rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws or Canadian provincial securities laws of such jurisdiction unless and until (i) the Company has advised RHK Capital that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws or the Canadian provincial securities laws of such jurisdiction, as applicable, and (ii) RHK Capital possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction. See “Plan of Distribution” on page 41 for a discussion of the fees and expenses to be paid to the dealer-manager in connection with this rights offering.

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Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of October 1, 2017, on an actual basis and pro forma on an “as adjusted” basis to give effect to the rights offering, assuming gross proceeds from the rights offering of $5 million and after deducting estimated offering expenses including dealer-manager fees and expenses of $750,000. You should read this table together with the information under the heading “Management’s Discussion and Analysis of Results of Operations and Financial Condition” included in this prospectus for the year ended January 1, 2017, which is incorporated herein by reference. We are unable to predict the actual level of participation in the offerings.

	October 1, 2017	Offering	Pro Forma
	(Unaudited)
Notes Payable:
Lessors	457,2016		457,206
Other	50,000		50,000
Total Debt	507,206		507,206
Stockholders’ deficit:
Common stock, $0.001 par value, 1,125,000,000 shares authorized, 144,777,251 and 444,777,251 shares issued and outstanding as of October 1, 2017 and pro forma respectively	144,777	250,000	394,777
Common stock issuable (1,397,619 shares as of October 1, 2017 )	293,535	-	293,535
Additional paid-in capital	9,859,260	4,000,000	13,859,260
Accumulated deficit	(11,924,149)		(11,924,149)
Total stockholders’ deficit	(1,626,577)	4,250,000	2,623,423

The information above is as of October 1, 2017 and excludes:

●	shares underlying warrants that may be issued in this rights offering;

●	115,000 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.50 per share;

●	6,113,643 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $0.11 per share;

●	Approximately 5,000,000 shares available for issuance under our 2016 Equity Incentive Plan;

●	500,000 shares reserved for issuance upon conversion of notes payable.

DILUTION

Purchasers of our common stock in the rights offering will experience an immediate and substantial dilution of the net tangible book value of the shares purchased. At October 1, 2017, we had a net tangible book value (deficit) of approximately $(1,626,577) or ($0.011) per share of our common stock. After giving effect to the sale of 300,000,000 shares of our common stock in the rights offering at a price per share of $0.017 and after deducting transaction and offering expenses, the pro forma net tangible book value at October 1, 2017, attributable to common stockholders would have been $2,623,423, or $0.006 per share of our common stock. This amount represents an immediate dilution to purchasers in the rights offering of $0.011. The following table illustrates this per-share dilution.

Subscription price	$0.017
Net tangible book value (deficit) per share prior to the rights offering	$(0.011)
Increase in net tangible book per share attributable to the rights offering	$0.017
Pro forma net tangible book value per share after the rights offering	$0.006
Dilution in net tangible book value per share to purchasers	$0.011

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The information above is as of October 1, 2017 and excludes:

●	shares underlying warrants that may be issued in this rights offering;

●	115,000 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.50 per share;

●	6,113,643 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $0.11 per share;

●	Approximately 5,000,000 shares available for issuance under our 2016 Equity Incentive Plan;

●	500,000 shares reserved for issuance upon conversion of notes payable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and the ownership and disposition of shares of our common stock and warrants received upon exercise of the subscription rights or warrants. Unless otherwise noted below, the following discussion is the opinion of Libertas Law Group, Inc., our U.S. tax counsel, insofar as such discussion relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters.

This summary deals only with subscription rights acquired through the rights offering, shares of our common stock and Warrants acquired upon exercise of subscription rights and shares of our common stock acquired upon exercise of the warrants, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding subscription rights, shares of our common stock or Warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired subscription rights, shares of our common stock, or warrants in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the United States Treasury regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service, or the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of subscription rights acquired through the rights offering by persons holding shares of our common stock, the exercise (or expiration) of the subscription rights, the acquisition, ownership and disposition of shares of our common stock and the acquisition, ownership and disposition (or expiration) of warrants acquired upon exercise of the subscription rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of shares of our common stock, subscription rights, shares of our common stock, and warrants acquired upon exercise of subscription rights or shares of our common stock acquired upon exercise of warrants, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

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If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the record owner, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OR WARRANTS.

Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this rights offering are complex and do not speak directly to the consequences of certain aspects of this rights offering, including the inclusion of the right to purchase Warrants in the subscription rights (rather than the right to purchase only shares of our common stock), the distribution of subscription rights and the effects of the over-subscription privilege, we do not believe your receipt of subscription rights pursuant to the rights offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock or warrants should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock; however, there is no guarantee that we will not make such distributions in the future.

Our position regarding the tax-free treatment of the subscription rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2017.

The following discussion is based upon the treatment of the subscription rights issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

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If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock (with respect to which the subscription rights are distributed) on the date you receive the subscription rights, the subscription rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights, determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing common shares and the subscription rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between those shares and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our shares of common stock on the date that the subscription rights are distributed, the exercise price of the warrants, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss upon the effectiveness of the exercise of a subscription right in the rights offering. Your adjusted tax basis, if any, in the subscription right plus the subscription price should be allocated between the new common stock and warrant acquired upon exercise of the subscription right. The basis in the stock upon which the subscriptions rights were issued which is allocated to the subscription rights under the prior section entitled “Tax Basis in the Subscription Rights” would be further allocated between the new common stock and the warrant acquired upon exercise of the subscription right in proportion to their relative fair market values on the date the subscription rights were distributed. The subscription price should be allocated between the new common stock and warrant acquired upon exercise of the subscription right in proportion to their relative fair market values on the exercise date. These allocations will establish your initial tax basis for U.S. federal income tax purposes in your new common stock and warrants. The holding period of shares of common stock or a warrant acquired upon exercise of a subscription right in the rights offering will begin on the date of exercise.

If you exercise a subscription right received in the rights offering after disposing of the shares of our common stock with respect to which such subscription right is received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold and (3) the impact of such allocation on the tax basis of the shares of our common stock and warrants acquired upon exercise of the subscription right. If you exercise a subscription right received in the rights offering after disposing of shares of our common stock with respect to which the subscription right is received, you should consult with your own tax advisor.

Expiration of Subscription Rights

If you allow subscription rights received in the rights offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing common stock previously allocated to the subscription rights that have expired to the existing common stock.

Taxation of Warrants

Sale, Exchange, Redemption or other Taxable Disposition of Warrants

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Upon the sale, exchange, redemption or other taxable disposition of a warrant, in general, you will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the warrant as determined pursuant to the rules discussed above. Your gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the sale or other disposition, your holding period for the warrant is more than one year. The deductibility of capital losses is subject to limitations.

Exercise of Warrants

Upon the exercise of a warrant by paying the exercise price in cash, in general, you will not recognize gain or loss for U.S. federal income tax purposes, except to the extent you receive a cash payment for any such fractional share that would otherwise have been issuable upon exercise of the warrant. Your initial tax basis in common stock received will equal your adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above), increased by the amount of cash paid to exercise the warrant and decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issuable upon exercise of the warrant. Your holding period for the shares of our common stock received on exercise generally will commence on the day of exercise.

The tax consequences of a cashless exercise are not clear and could differ from the consequences described above, including the possibility that a cashless exercise could be a taxable event. You should consult your own tax advisor regarding the tax consequences of a cashless exercise of a Warrant.

Expiration of Warrants

If you allow a warrant to expire, you will generally recognize a loss for U.S. federal income tax purposes equal to your adjusted tax basis in the warrant. In general, such a loss will be a capital loss and will be a short-term or long-term capital loss depending on your holding period for the warrant.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to you if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Taxation of Common Stock — Distributions” below.

Taxation of Common Stock

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of subscription rights or upon exercise of warrants will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Dividend income received by certain non-corporate U.S. holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

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Dispositions

If you sell or otherwise dispose of shares of common stock acquired upon exercise of subscription rights or upon exercise of warrants in a taxable transaction, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition of Warrants, shares of our common stock acquired through the exercise of Subscription Rights or through the exercise of Warrants, or dividend payments. Backup withholding (currently at the rate of 28%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Taxation of the Subscription Rights

Receipt, Exercise and Expiration of the Subscription Rights

The discussion below assumes that the receipt of Subscription Rights will be treated as a non-taxable distribution. See “Tax Consequences to U.S. Holders — Taxation of Subscription Rights — Receipt of Subscription Rights” above.

Exercise and Expiration of Warrants and Certain Adjustments to Warrants

Exercise of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant, except to the extent the Non-U.S. Holder receives a cash payment for any such fractional share that would otherwise have been issuable upon exercise of the Warrant, which will be treated as a sale subject to the rules described under “Sale or Other Disposition of our Common Stock or Warrants” below.

Expiration of Warrants

In general, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty so provides, is attributable to a permanent establishment in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

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Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “— Taxation of Distributions on Common Stock” below.

Taxation of Distributions on Common Stock

Any distributions of cash or property (including any adjustments to the Warrants described in the immediately preceding paragraph) made with respect to our Common Stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income.

Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Any distribution will also be subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Sale or Other Disposition of Our Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock or warrants unless:

● the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States);

● you are an individual, you hold your Subscription Rights, shares of Common Stock or Warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case you will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by your U.S.-source capital losses, if any); or

● we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less stockholders applies.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

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A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less stockholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less stockholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not generally apply to distributions on our Common Stock and information reporting and backup withholding should not generally apply to the proceeds from a sale or other disposition of warrants or shares of our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Payments of dividends on our common stock to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally such documentation is provided on an executed and properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If dividends are subject to the 30% withholding tax under FATCA, they will not be subject to the 30% withholding tax described above under “Tax Consequences to Non-U.S. Holders — Taxation of Distributions on Common Stock.” Starting in 2019, payments of the gross proceeds from a sale or exchange of our Common Stock or other securities may also be subject to FATCA withholding absent proof of FATCA compliance prior to January 1, 2019.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS, SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE WARRANTS.

Tax Consequences to the Company

At January 1, 2017 , we had NOL carryforwards of approximately $7,859,000 for U.S. federal income tax purposes. An ownership change generally occurs and produces an annual limitation on the utilization of our pre-ownership change NOLs and certain other tax assets if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. The amount of annual limitation generally is equal to the value of our stock immediately prior to the ownership change multiplied by the adjusted federal long-term tax-exempt rate. The purchase of shares of our common stock pursuant to the rights offering may trigger an ownership change with respect to our stock.

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USE OF PROCEEDS

Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $4,250,000, after deducting expenses related to this rights offering payable by us estimated at approximately $750,000, including dealer-manager fees.

We are conducting the rights offering to raise capital that we intend to use for general corporate purposes.. If we are fully subscribed, we expect to allocate $3,600,000 to opening new stores and the remainder of $650,000 to general corporate purposes.

We have broad discretion in determining how the proceeds of this rights offering will be used, and our discretion is not limited by the aforementioned possible uses. The amounts and timing of our actual expenditures will depend on numerous contingencies, including the extent to which the rights offering is subscribed, the aggregate amount raised in the rights offering, the cost to implement of our intended plans for growth, and the amount of cash used by our operations.

To the extent that the rights offering is not fully subscribed, we will not realize sufficient capital to fund all of the proposed uses of proceeds (including opening of new stores), and will necessarily have to prioritize and otherwise limit our uses of proceeds to accommodate our immediate capital demands until such time as additional funds can be raised.

Our board of directors believes the flexibility in application of the net proceeds is prudent.

PLAN OF DISTRIBUTION

Promptly after the record date for the rights offering, we will distribute the subscription rights and subscription documents to stockholders of record as of 5:00 p.m. Eastern Time on February 27, 2018. If you wish to exercise your subscription rights, you should follow the instructions in the subscription documents sent to you and also available from the information agent. If you are unable to do so, you may call the information agent for assistance. See “The Rights Offering—Method for Exercising Subscription Rights”. If you have any questions, you should contact Mackenzie Partners, Inc., at (212) 929-5500, (800) 322-2885 (toll free) or via email at rightsoffer@mackenziepartners.com. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, West Coast Stock Transfer, Inc. at the following address: 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024. See “The Rights Offering—Method of Exercising Subscription Rights.”

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

RHK Capital is the dealer-manager of this rights offering. We and RHK Capital may introduce one or more co-dealer-managers and one or more financial advisors to assist in the rights offering. In any such event, RHK Capital will be the lead dealer-manager. In such capacity, the dealer-manager will provide marketing assistance and advice to us in connection with this rights offering. RHK Capital is not underwriting or placing any of the subscription rights being distributed or the units being sold in this offering and does not make any recommendation with respect to such subscription rights or units (including with respect to the exercise of such subscription rights). As contemplated by the dealer-manager agreement, RHK Capital will not solicit any holders of the securities (including the rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws or Canadian provincial securities laws of such jurisdiction unless and until (i) the Company has advised RHK Capital that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws or the Canadian provincial securities laws of such jurisdiction, as applicable, and (ii) RHK Capital possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction.

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We have agreed to pay RHK Capital up to 6.0% of the gross proceeds of this rights offering in cash and to pay RHK Capital a non-accountable expense allowance up to 1.8% of the gross proceeds of this rights offering and an out-of-pocket accountable expense allowance of 0.2%. We have also agreed to indemnify RHK Capital and their respective affiliates against certain liabilities arising under the Securities Act. RHK Capital’s participation in this rights offering is subject to customary conditions contained in the dealer-manager agreement. RHK Capital and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

We have agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act. The dealer-manager’s participation in this rights offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

RHK Capital is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The principal business address of RHK is 276 Post Road West, Westport, CT 06880..

West Coast Stock Transfer, Inc. is acting as the subscription agent and Mackenzie Partners Inc. is acting as the information agent for this rights offering. We will pay all customary fees and expenses of the subscription agent and the information agent related to this rights offering. We also have agreed to indemnify each of the subscription agent and the information agent with respect to certain liabilities that it may incur in connection with this rights offering. Our officers and directors may solicit responses from the holders of rights in connection with this rights offering, but such officers and directors will not receive any commissions or compensation for such services other than their normal compensation.

The dealer manager and its affiliates may in the future provide, various investment banking, financial advisory and other services for us and our affiliates.

Some of our officers, employees and directors may solicit responses from holders of subscription rights. None of our officers, directors or employees will be compensated in connection with their participation in the rights offering by the payment of commissions or other remuneration based either directly or indirectly on the subscriptions, but will be reimbursed for reasonable expenses.

Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

The information on the dealer-manager’s websites and any information contained in any other websites maintained by the dealer-manager is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the dealer-manager, and should not be relied upon by investors.

No person has been authorized by our Company to engage in any form of price stabilization in connection with this rights offering.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

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Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this rights offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

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Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL PROCEEDINGS

We are not party to any lawsuits or legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations and financial position, and have no knowledge of any threatened or potential lawsuits or legal proceedings against us. From time to time, we may be involved in litigation relating to claims arising out of operations in the ordinary course of business.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,125,000,000 shares of common stock, having a $0.001 par value per share. The holders of our common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Board from time to time may determine. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liabilities, accrued dividends and liquidation preferences, if any. Each outstanding share of our common stock is duly and validly issued, fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Nevada State Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Warrants Included in Units Issuable in the Rights Offering

The Warrants to be issued as a part of this rights offering will be separately transferable following their issuance and through their expiration 5 years from the date of issuance. Each whole warrant entitles the holder to purchase one share of common stock at an exercise price of per share equal to $0.06 from the date of issuance. We do not intend to list the warrants on any stock exchange or seek to have them quoted on the OTC Markets. The common stock underlying the warrants, upon issuance, will also be traded on OTCQB under the symbol “GIGL”, subject to the continued quotation of our common stock on the OTC Markets. Without a trading market, the liquidity of the warrants will be limited.

All warrants that are purchased in the rights offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of warrants if you are a holder of record of shares. The subscription agent will arrange for the issuance of the warrants as soon as practicable after the expiration of the rights offering, payment for the units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the warrants you purchased in the rights offering.

The warrants will be exercisable by paying the exercise price in cash, or exercisable on a cashless basis.

The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

Except as described below, a holder may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. The foregoing limitation on exercise does not apply to any holder who beneficially owns in excess of 4.99% of our outstanding common stock immediately prior to the rights offering.

Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

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The warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the warrants holders, we have the right at any time and from time to time, to reduce the exercise price or to extend the warrants termination date.

The warrants will be issued pursuant to a warrant agreement by and between us and West Coast Stock Transfer Inc. as the warrant agent.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position	Term Commencing
Joey Parsi	48	Chief Executive Officer, Chief Financial Officer and Sole Director	December 30, 2011

Sean Richards	47	Chief Officer of Operations and Secretary	February 23, 2012

Joey Parsi, Chief Executive Officer, Chief Financial Officer and Sole Director – Mr. Joey Parsi is a founder of Giggles N Hugs Restaurant, a children’s themed restaurant with play areas for children 10 years and younger and serve healthy, gourmet food and serves as its President, Treasurer and director.

Between 1991 and 1994, Mr. Parsi served as an Investment Advisor for Lehman Brothers. From 1994 to 1996, Mr. Parsi served as Senior Vice President at Sutro and Company, where he managed and oversaw millions of dollars for individual and institutional investors specializing in IPOs and technology equities. Between 1996 and 1998, Mr. Parsi worked at Prudential Securities, where he oversaw client assets in a number of investments, including fixed income assets, equities, and mutual funds. In 1998, Mr. Parsi opened a branch office of Barron Chase and was able to expand the company to more than 30 employees. In total, Mr. Parsi and his team raised more than $30 million in funding for nine separate companies, many of which are now publicly traded on the NASDAQ markets. In 2001, he liquidated the business and joined TD Waterhouse.

At TD Waterhouse, between 2001 and 2006, Mr. Parsi managed more than $350 million in assets for clients, and oversaw more than $1 billion in assets in his region. From 2006 to 2010, Mr. Parsi served as the Senior Vice President at Stockcross Financial Services. There, he advised high net worth clients on investment matters.

Sean Richards, Secretary, Chief Officer of Operations - Sean Richards has worked as Chief Officer of Operations (“COO”) of Giggle N Hugs, LLC., a children’s themed restaurant with play areas for children 10 years and younger that serves healthy, gourmet food since February 2012. As the COO of Giggles N Hugs, LLC. Mr. Richards is responsible for the day-to-day operations of the restaurant, including all marketing, HR, service standards, facility management, training, financial performance and strategic growth planning. Between March 2010 and March 2011, Mr. Richards served as a Sales Associate with Sysco Corporation, where he provided sales and consulting services to a multitude of restaurant groups. From January 2008 to February 2010, Mr. Richards served as a General Manager of the Pink Taco and the Viper Room of Larry Morton Holdings, LLC, where he was responsible for overseeing the operations of 400+ seat hi-energy Mexican restaurant/bar and a 300 person live music venue on the Sunset Strip. From June 2003 to January 2008, Mr. Richards served as a Regional Director of Hootwinc, LLC where he was responsible for overseeing the operations of 7 Hooters Restaurants, 1 Casino and 2 bars in Washington and Oregon.

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Family Relationships

There are no family relationships among any of our officers or directors.

Indemnification of Directors and Officers

Our Bylaws provide for the indemnification of our officers and directors to the fullest extent permitted by Nevada law.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this filing they were all current in their filings.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

3)	Compliance with applicable governmental laws, rules and regulations;

4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

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Our decision to not adopt such a code of ethics results from our having a small management structure for the Company. We believe that the limited interaction which occurs having such a small management structure for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Corporate Governance

Our board of directors is comprised of one director, our Chief Executive Officer and Chief Financial Officer. We do not have any independent directors or a standing audit, nominating or compensation committee and, as a company whose shares are listed on the OTC Market Group’s OTCQB, we are not required to implement NYSE/Nasdaq-level corporate governance standards.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our executive officers or directors are parties to any material proceedings adverse to Giggles, have any material interest adverse to Giggles or have, during the past ten years been subject to legal or regulatory proceedings required to be disclosed hereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on February 2, 2018 by those persons known to beneficially own more than 5% of our capital stock and by our Directors and executive officers. The percentage of beneficial ownership for the following table is based on 145,602,251 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after February 2, 2018 pursuant to options, warrants, conversion privileges or other rights. The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

	Name and address of	Amount of Beneficial
Title of Class	Beneficial Owner(1)	Ownership		Percent of Class
Named Executive Officers and Directors
Common	Joey Parsi	26,070,913	(2)	19.22%
	Sean Richards	500,000	(3)	0.037%
	All Named Executive Officers and Directors as a Group	25,570,913		19.25%

Other 5% or greater Beneficial Owners

None

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(1)	As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Each Party’s address is in care of the Company at 3222 Galleria Way, Glendale, CA 91210

(2)	Of the 27,382,825 shares, Mr. Parsi may be deemed to have indirect control over 8,811,913 shares of common stock held by his wife Dorsa Foroughi. In fact, Mr. Parsi and Ms. Foroughi may be deemed a group for reporting purposes. Additionally, Mr. Parsi has direct control over 18,570,912 shares of common stock.

(3)	This amount includes an option to purchase 100,000 shares of common stock at a price per share of $4.50 granted to Mr. Richards on February 2012.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California. We have filed a copy of this opinion as an exhibit to the registration statement in which this prospectus is included.

EXPERTS

Certain matters regarding the material U.S. federal income tax consequences of the rights offering have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California. We have filed a copy of this opinion as an exhibit to the registration statement in which this prospectus is included.

The financial statements of Giggles’ N’ Hugs, Inc. as of and for the years ended January 1, 2017 and December 27, 2015 appearing in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 1, 2017 have been audited by Weinberg & Company, PA, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing herein, and are included in reliance upon such report and upon authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

DESCRIPTION OF BUSINESS

Business Development

Giggles N Hugs, Inc. was formed as a Nevada corporation on September 17, 2004. On August 2010, Giggles changed its name from Teacher’s Pet, Inc. to Giggles N Hugs, Inc. Effective December 30, 2011, Giggles completed the acquisition of GNH, Inc. (“GNH”) through the acquisition of 100% of the issued and outstanding common stock of GNH.

Giggles currently owns and operates kid-friendly restaurants named Giggles N Hugs in the Westfield Topanga Shopping Center located in Woodland Hills, California, and the Glendale Galleria located in Glendale, California, and owns the intellectual property rights for Giggles N Hugs facilities.

Business Overview

Giggles N Hugs is a unique restaurant concept that brings together high-end, organic food with the play elements and entertainment for children. Giggles N Hugs offers an upscale, family-friendly atmosphere with a play area dedicated to children ages 10 and younger. The restaurant has a high-quality menu made from fresh, organic foods that are enjoyed by both children and adults. With nightly entertainment, such as magic shows, concerts, puppet shows, face painting and arts and crafts, Giggles N Hugs is a destination for families seeking healthy food in a casual and fun atmosphere.

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In addition to its family-friendly vibe, Giggles N Hugs is also known for its own creation called “Mom’s Tricky Treat Sauce,” which hides pureed vegetables in kids’ favorite meals such as pizza, pastas and macaroni and cheese.

The founders, Joey Parsi and his wife, Dorsa, conceived the idea when they tried dining out with their own children, but spent the entire evening attending to quieting their kids and avoiding disapproving stares. From this frustrating experience, they discovered that there was a significant need for high-quality restaurants where play time, healthy food, and happy parents could converge. This idea led to the creation of Giggles N Hugs,a destination for parents and kids to play and have fun while enjoying a gourmet meal.

Our restaurant offers a combination of high quality food and beverage with attentive service to ensure a memorable experience. Our play areas are supervised by staff members who promote positive interaction, fun, and activities in such a way that their presence often overshadows the presence of the vast number of toys and daily entertainment we offer. Our restaurant features kid-size castles, giant climbers, a pirate ship, and a walk-on dragon, as well as tricycles, swings, bounces, and an abundant selection of toys in each location. The Giggles N Hugs team is a group of individuals that have been hired and trained to reflect our core beliefs of creating an environment for families to bond and interact with one another. We encourage our staff members to be more than just employees, but instead to become friends with our guests. The family-friendly feel of the restaurant and play space reflects its image and individuality in the marketplace.

Restaurant Concept:

Our operating restaurants are located in the Westfield Topanga Mall, in Woodland Hills, California and in Glendale Galleria in Glendale, California. Our restaurants have approximately 6,000 square feet of space, of which roughly 2,000 square feet are allocated for the play area, roughly 2,500 square feet for the dining area, and roughly 1,500 square feet for the kitchen.

Dining Area:

Giggles N Hugs has arranged its spacious dining area so that every table has a view of the play area. Parents have the convenience of watching their children from a distance without having to leave their seats. Parents can sit down and enjoy their meals comfortably while their kids play. Sleek and modern white chairs and colorful utensils are used to appeal to the kids. All utensils are unbreakable and kid-friendly.

Menu:

We pride ourselves in our upscale entrée selections that are both nutritious and appetizing. For children, we offer macaroni and cheese, turkey dogs, and turkey burgers. We incorporate nutritious vegetables into typical children favorites, such as pureed butternut squash in the macaroni and cheese, pureed spinach in our pizza and spaghetti sauce, and whole wheat bread buns for our sandwiches. We also offer delicious salads, such as “Goat Cheese and Beet Salad,” “Chinese Chicken Salad,” and “Honey Peanut and Apple Salad.” Some of our gourmet entrees include grilled salmon, “Chicken Milanese,” and fresh paninis. For guests who have specific dietary restrictions, we offer a variety of alternative menu items including non-dairy milk, gluten free pasta, and whole grain breads.

Play area:

The uniqueness of a child’s imagination can run wild in our exceptionally designed play space. In the center of our restaurant is our padded 2,000 approximate square foot children’s play area. The magical play space includes a life-size pirate ship for boys and girls to climb into and slide off of, a fairytale play castle for the princes and princesses to let their imaginations run wild, and a green dragon for the smaller kids to climb. Along with the signature pieces, the play area also highlights kids’ favorite toys, play kitchens, and cars. Safety is a priority when it comes to our guests. Our highly skilled and inspirational staff understands the importance of each child’s safety and genuine joy while at Giggles N Hugs. They make balloon animals, paint faces, and give temporary tattoos to the kids. They also sing songs, read books, and play games to keep the fun times rolling. The overall design of the restaurant exudes a magical, whimsical feeling, while maintaining an aura of sophistication and detail, particularly in the dining area, to appeal to parents. With a small admission fee, children can play all day and enjoy activities and entertainment in the Giggles N Hugs play area.

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Activities and Entertainment:

Entertainment is a fundamental part of our restaurant. Story-telling, singing, and game sessions conducted by the staff members are just a few of our options. For a more calm and relaxing experience, we offer movie nights. For those guests looking for a more upbeat experience, we have “Disco Night” and “Kids Karaoke.” We also offer magic shows, puppet shows, arts and crafts, Play-Doh, and contests such as talent shows and “Simon Says,” as well as other impromptu games that allow our staff and parents to bond with their children.

Birthday Parties and other Special Events:

Each Giggles ‘N Hugs location has the capacity to host up to 500 guests for birthday parties and special events for two hours or more. Packages include food, cake, facility use, party favors, and activities. Giggles ‘N Hugs goes to great lengths to make birthday parties worry-free for parents. This includes sending out invitations, arranging entertainment, and providing catering and staffing. Giggles ‘N Hugs is great for all special events including holiday parties, fundraisers, family get-togethers, and other celebrations.

History

The original Giggles N Hugs opened its doors in February of 2008 and was located in the posh Brentwood district of Los Angeles. The unique design and 1,500 square-foot play area was a huge success and solidified our proof of concept. However, due to the limited size of the location, our ability to offer “drop-off” services, one of our most popular features, was hindered. Drop-off services allow parents to drop their children off in our play area and go shopping while their children play in a supervised environment. In addition, other factors such as lack of available parking, the location’s strip mall characteristics, and isolated location became problematic. As a result, we decided it was in our best interest to close the restaurant and secure a larger venue elsewhere.

With the successful launch and proof of concept that was realized at our Brentwood location, the Company decided to expand to the Westfield Shopping Mall in Century City in December of 2010. This ideal location highlights a play space two times the size of the original location and includes additional sources of revenue including, food and beverage sales, beer and wine sales, admission and monthly membership fees, private party rentals, and in-store merchandise.

Expansion

Our intent is to expand and open new stores either through the Company-owned approach, using the franchise model, or both, but such expansion will be limited to our ability to raise capital to meet this need. We cannot guarantee that we will be able to achieve our expansion goals or that new restaurants will generate sufficient revenues or be operated profitably.

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Company-owned stores. We estimate that we would have to expend $700,000 - $900,000 (net of any – landlord-tenant improvement allowances) to construct, staff, and open each new restaurant, excluding rent. Our build- out cost of new restaurants will vary depending on a number of factors, including the size of the location, whether we are converting an existing restaurant space as we did with our Brentwood location, or moving into a “build to suit” location constructed from a building shell, typically with a monetary contribution (also typically referred to as a tenant improvement allowance) from the landlord. While the latter development model generally involves greater costs (depending on the level of landlord contribution) and time to open (because the permitting process is typically significantly longer), we believe that positioning our restaurants in popular, “marquee” locations (which typically operate on the “build to suit” model) will greatly increase public awareness and recognition of the Giggles brand, which we believe is critical to our continued growth.

We cannot guarantee that we will be able to achieve our expansion goals or that new restaurants will generate sufficient revenues or be operated profitably.

Marketing and Advertising

To date, our marketing and advertising has been extremely limited as we have conserved working capital for operational purposes. Our primary marketing has been through word-of-mouth from existing customers and some limited print-based advertising.

Once we have sufficient financing, we plan to market our products and services through a multi-pronged campaign. To this end, Giggles N Hugs will directly engage local preschools, kindergartens, and elementary schools. We believe our cause and community marketing would better root our presence in the minds of area locals. With additional marketing capital, Giggles N Hugs plans to advertise on television channels such as Disney and Nickelodeon, as well as in additional print publications, radio, and satellite radio. Our first store has been frequented by numerous celebrities, which provides free and invaluable publicity. We believe a large scale marketing campaign that increases exposure to Giggles N Hugs could result in a significant increase in our revenue.

With sufficient financing allocated to marketing efforts, of which there can be no assurance, we intend to design an aggressive and creative promotional strategy aimed to maximize our exposure to the target audience. We believe the following direct and indirect advertising methods could increase exposure and visibility of the “Giggles N Hugs” brand in our community:

●	Viral Marketing: Word-of-mouth advertising in conjunction with other secondary advertising methods functions to spread our already-popular name. Celebrity patronage is especially useful in this regard.

●	Internet Advertising: We would allot portions of our marketing budget for strategic Internet marketing, including search engine optimization. This tactic involves organically improving the quality and volume of traffic to a website through search engine searches. Search engine optimization can also target different kinds of searches, including image, local, and industry- specific vertical search engines.

●	Television advertising: We recognize that television advertising is an effective means of reaching a large target population. For this reason we plan to advertise on local cable channels, such as The Disney Channel and Nickelodeon.

●	Special events/sponsorships: We may sponsor local events and organizations in an effort to contribute to surrounding neighborhoods and the overall community, which concurrently builds community awareness of our stores.

●	Print media-magazines: Print advertisements will continue to be placed in select magazines and newspapers for weekly and/or monthly distribution. These advertisements include a brief description of the Company, comprehensive explanatory images and/or text detailing products, and also offer limited time discounts.

Also, through our recent engagement of Domain and Michelle Steinburg, who joined our team in early 2016, we’ve brought on two high-profile brand ambassadors, Jillian Michaels and Tia Mowry-Hardict. We hope to attract other celebrities to help us spread the Giggles N’ Hugs story further, extending our reach. With Domain’s help, we intend on having our brand ambassadors appear on national talk and entertainment shows on major networks and cable TV outlets.

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Competition

Giggles N’ Hugs faces competition from other family-oriented establishments, especially businesses that operate under the national franchise model. This is primarily populated by the industry giant Chuck E. Cheese, which caters to older children and only serves pizza and related foods. Most play areas have minimal food preparation areas, if any, consisting only of a microwave oven or toaster.

The major competitors in the Company’s immediate area are Child’s Play and Under the Sea Indoor Playground. These businesses operate under the play area model and are mostly used as birthday party venues or weekend playgrounds, as opposed to a food and entertainment destination like Giggles N Hugs. To our knowledge, these businesses are so popular among children that they are booked for months in advance in most cases for birthday parties and other celebrations. These businesses provide an excellent insight into the demand for our business model, which improves upon the competition by providing healthy food choices in a true restaurant environment.

We enjoy numerous advantages in our target market that other companies fail to deliver. The following list describes each advantage:

Delicious, but also nutritious, food.

Sundry, novel, child-oriented toys and overall environment.

Quality offerings for adults while waiting.

Theme nights such as “Disco Night”.

Entertainment such as puppet shows, magic shows and music shows.

“Aides” to assist in the kids’ enjoyment while parents relax.

We are aware that many of our competitors and potential competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our first restaurant is located and where our future restaurants will be located. Although we believe that our restaurant concept offers features and advantages not currently available elsewhere, and we have taken reasonable steps to adequately protect our proprietary concepts and other intellectual property, we cannot assure you that these companies will not seek to copy aspects of our restaurant concept, or develop similar or competing features, in the future.

Government Regulation

Our restaurant operations will be subject to licensing and regulation by state and local departments and health, sanitation, zoning and fire, and to periodic review by the state and municipal authorities for areas in which the restaurants are located. In addition, we will be subject to local land use, zoning, building, planning and traffic ordinances and regulations in the selection and acquisition of suitable sites for developing new restaurants. Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of restaurants.

Our restaurant operations will also be subject to regulation under the Fair Labor Standards Act, which governs such matters as working conditions and minimum wages. An increase in the minimum wage rate or the cost of workers’ compensation insurance, or changes in tip-credit provisions, employee benefit costs (including costs associated with mandated health insurance coverage), or other costs associated with employees could adversely affect our Company.

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In addition, our restaurant operations will be subject to the Americans with Disabilities Act of 1990. The ADA may require us to make certain installations in our planned restaurants to meet federally and state mandated requirements.

Intellectual Property

We have filed and received a United States federal trademark registration for “GIGGLES N HUGS, INC.,” “GIGGLES N HUGS,” and other marks. We have registered the www.gigglesnhugs.com domain name. We consider our trademarks and other intellectual property rights to be important to our branding strategy and business success.

Personnel

As of the date of this filing, and as a result of our recent organizational establishment, we have 50 employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate”, “estimate”, “plan”, “continuing”, “ongoing”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could” and similar expressions are used to identify forward-looking statements.

The Company adopted a 52/53 week fiscal year ending on the Sunday closest to December 31st for financial reporting purposes. For the years 2016 and 2017 consists of a year ending January 1, 2017 and December 31, 2017.

RESULTS OF OPERATIONS

Results of Operations for the Fiscal Years Ended January 1, 2017 and December 27, 2015:

	Fiscal Year Ended	Fiscal Year Ended	Increase (Decrease)
	January 1, 2017	December 27, 2015	$	%
Revenue:
Net sales	$3,023,494	$3,451,772	$(428,278)	-12%
Costs and operating expenses:
Cost of operations	$2,538,968	$3,082,428	$(543,460)	-18%
General and administrative expenses	878,847	1,380,390	(501,543)	-36%
Other operating expenses	230,108	276,745	(46,637)	-17%
Depreciation	306,019	387,330	(81,311)	-21%
Loss on impairment	-	353,414	(353,414)	100%
Total costs and operating expenses	3,953,942	5,480,307	(1,526,365)	-28%

Loss from Operations	(930,448)	(2,028,535)	1,098,087	-54%
Other Expenses
Finance and interest expense	(497,714)	(113,439)	(384,275)	339%
Gain on debt	-	74,669	(74,669)	-100%
Gain on sales of asset	5,971	-	5,971	*
Gain on lease termination	214,111	-	214,111	*
Change in fair value of derivatives	(369,861)	-	(369,861)	*
Gain on extinguishment of derivatives	190,370	-	190,370	*
Loss before provision for income taxes	(1,387,571)	(2,067,305)	679,734	-33%

Provision (benefit) for income taxes	(616)	1,382	(1,998)	-145%
Net Loss	$(1,386,955)	$(2,068,687)	$(681,732)	33%

*Not divisible by zero

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Net Sales. During the fiscal year ended January 1, 2017, net sales reflected a drop of $428,278, a decline of 12.4%, from the fiscal year ended December 27, 2015. Due to the major remodeling of the Century City Westfield Mall, our Century City store closed on June 30, 2016. Of the decrease in sales of $428,278, $555,287 relates to the closure of the Century City location. The increase of $127,009 is due to the same store sale growth at our other two locations. The Topanga and Glendale stores had increased sales of 5.3% and 5.7%, respectively.

Cost and operating expenses. Total costs and operating expenses of $3,953,942 for the fiscal year ended January 1, 2017, reflected a substantial drop from $5,480,307 for the fiscal year ended December 27, 2015. The decline of $1,526,365 (28%) was due to multiple factors such as the closing of the Century City store; lower general and administrative costs; lower other operating expenses; and lower depreciation.

Cost of Operations. Cost of operations decreased by $543,460 (18%), of which $356,772 was attributable to the closing of the Century City store on June 30, 2016. Costs of food and other operating expenses decreased, which was offset slightly by higher labor costs.

General and Administrative costs. Total general and administrative costs decreased by $501,543 (36%). Again, the closing of the Century City store, contributed proportionately ($163,250), to this decline. Additionally, non-employee stock compensation was accountable of much of the remaining difference.

Depreciation and other operating expenses. Depreciation and other operating expenses declined by $127,948 (38%), which was mostly reflected by the closing of the Century City store.

Loss on Impairment. The loss on impairment of $353,414 that occurred in the fiscal year ended December 27, 2015, also contributed to the lower overall cost and operating expenses. There was no such impairment for the fiscal year ended January 1, 2017.

Loss from Operations. The loss from operations dropped $1,098,087 (54%) for the fiscal year ended January 1, 2017 compared to the fiscal year ended December 27, 2015, due to the various factors previously noted.

Other Expenses. Other expenses reflected a net increase in the fiscal year ended January 1, 2017 over the fiscal year ended December 27, 2015. Finance and interest expense of $497,714 increased by $384,275 (339%) over the prior year, and change in the fair value of derivatives caused a loss of $369,861. These expenses were partially offset by gains from the Century City lease termination ($214,111), as well as the extinguishment of the derivatives ($190,370).

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Net Loss. The net loss declined from $2,068,687 in the fiscal year ended December 27, 2015, to $1,386,955 for the fiscal year ended January 1, 2017 an improvement of $681,732 (33%) due to the factors noted above.

Results of Operations for the Thirty-Nine Weeks Ended October 1, 2017 and September 25, 2016:

COSTS AND OPERATING EXPENSES

	For Thirty-Nine Weeks	For Thirty-Nine Weeks
	Ended	Ended	Increase (Decrease)
	October 1, 2017	September 25, 2016	$	%
Revenue:
Net sales	$1,890,505	$2,338,755	(448,250)	-19%

Costs and operating expenses:
Cost of operations	1,418,263	2,014,766	(596,503)	-29%
General and administrative expenses	1,463,397	892,098	571,299	64%
Depreciation and amortization	192,342	241,950	(49,608)	-20%
Total operating expenses	3,074,002	3,148,814	(74,812)	-2%

Loss from Operations	(1,183,497)	(810,059)	(373,438)	46%

Other income (expenses):
Finance and interest expenses	(76,919)	(424,352)	347,433	-81%
Change in fair value of derivatives	(50,629)	(205,128)	154,499	-75%
Gain on extinguishment of derivatives	185,604	-	185,604	*
Loss on extinguishment of debt	(186,818)	-	(186,818)	*
Gain on Sale of Asset	-	5,971	(5,971)	-100%
Gain on Lease Termination	-	214,111	(214,111)	-100%
Loss before provision for income taxes	(1,312,259)	(1,219,457)	(92,802)	7%

Provision for income taxes	(2,650)	616	(3,266)	-530%

Net loss	$(1,314,909)	$(1,218,841)	$(96,068)	7%

Notes to Costs and Operating Expenses Table:

The net sales for the thirty-nine weeks ended October 1, 2017 and September 25, 2016 were $1,890,505, and $2,338,755, respectively. The 19.2% decrease was solely attributable to the closing of the Century City store at the end of the 2nd quarter, 2016. However, the Glendale and Topanga stores reflect sales increases of $89,879 (9.7%) and $46,551 (5.7%), respectively. Together there was a total increase of $136,430 (7.8%) for our two remaining stores during the thirty-nine weeks ended October 1, 2017.

Cost of operations. Cost of operations were $1,418,263 and $2,014,766 for the thirty-nine weeks ended October 1, 2017 and September 25, 2016, respectively. The decrease of $596,503 (-29.6%) was mostly attributable to the closing of the Century City store at the end of the 2nd quarter, 2016.

General and administrative expenses. General and administrative expenses for the thirty-nine weeks ended October 1, 2017 and September 25, 2016 were $1,463,397 and $892,098, respectively. The substantial increase of 64.0% was mostly due to the fair value of $531,000 for warrants granted for services and a $109,096 charge relating to settlement of an outstanding payable.

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Depreciation and amortization. Depreciation and amortization were $49,608 less than the same period in the previous year. The decline was mostly due to the closing of the Century City store at the end of the second quarter of 2016.

Finance and interest expense. The total finance and operating expenses were $76,919 and $424,352 for the thirty-nine weeks ended October 1, 2017 and September 25, 2016, respectively. The decrease of $347,433 (-81.9%) was mostly attribute to lower debt.

Net Loss. The overall net loss of $1,314,909 and $1,218,841 for the thirty-nine weeks ended October 1, 2017 and September 25, 2016, respectively, reflects an increase in the net loss of $96,068, or 7.9%. The increase in the loss is mostly attributable to the fair value of $531,000 for warrants grated for services and a $109,096 charge to settlement of outstanding payable.

Liquidity and Capital Resources

As of October 1, 2017, the Company has $104,135 in cash and cash equivalents, $25,284 in inventory, and $19,206 in prepaid expenses and other. The following table sets forth a summary of our cash flows for the thirty-nine weeks ended October 1, 2017 and September 25, 2016:

	For Thirty-Nine Weeks	For Thirty-Nine Weeks
	Ended	Ended
	October 1, 2017	September 25, 2016
Net cash used in operating activities	$(213,887)	$(578,502)
Net cash provided by investing activities	-	360,500
Net cash provided by (used in) financing activities	173,502	(15,373)
Net increase (decrease) in Cash	(40,385)	(233,375)
Cash, beginning of period	144,520	334,191
Cash, end of period	$104,135	$100,816

Operating activities

Net cash used in operating activities was $213,887 for the thirty-nine weeks ended October 1, 2017 compared to $578,502 used in operating activities for the thirty-nine weeks ended September 25, 2016. This improvement of $364,615 mostly resulted from reduced costs from the closing of our Century City store, and warrants granted for services offset by a gain on extinguishment of derivatives.

Investing activities

The cash provided by investing activities for the thirty-nine weeks ended September 25, 2016 was $360,500, which consisted of cash received for the closure of the Century City store under the lease termination agreement with Westfield and the sales of remaining fixed assets. There were no investing activities or the thirty-nine weeks ended October 1, 2017.

Financing activities

Net cash provided by financing activities for the thirty-nine weeks ended October 1, 2017 was $173,502 from cash receipts from investors for future common stock issuable and the promissory note settlement. For the same period in the previous year, the financing activities were the payments to promissory note and notes payable-lessor.

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The Company is not required to provide a tabular disclosure of contractual obligations, as it is a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

Going Concern and Liquidity

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, during the thirty-nine weeks ended October 1, 2017, the Company incurred a net loss of $1,314,909, used cash in operations of $213,887 and had a stockholders’ deficit of $1,626,577 as of that date. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date that the financial statements are issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. In addition, the Company’s independent registered public accounting firm in its report on the January 1, 2017 financial statements has raised substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At October 1, 2017, the Company had cash on hand in the amount of $104,135. Management estimates that the current funds on hand would be sufficient to continue operations through January 2018. Management is currently seeking additional funds through sponsorships and promotions to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Notes Payable

On February 12, 2013, the Company entered into a $700,000 Promissory Note Payable Agreement with GGP Limited Partnership (“Lender”) to be used by the Company for a portion of the construction work to be performed by the Company under the lease by and between the Company and Glendale II Mall Associates, LLC. The Note Payable accrued interest at a rate of 10% through October 15, 2015, 12% through October 31, 2017, and 15% through October 31, 2023 and matures on October 31, 2023.

On March 1, 2015, the Company and the lender renegotiated the terms of the Promissory Note and agreed to a new note with a principal balance due of $683,316. As part of the new agreement, the Lender waived principal and interest payments for two years beginning March 1, 2015.

On August 12, 2016, the Company entered into a third amendment on its lease at The Glendale Galleria. The amendment covered several areas, including adjustment to percentage rent payable, reduced the minimum rent payable, along with the payment and principal of Promissory Note. The Promissory Note was adjusted to a balance due of $763,261 from $683,316, with zero percent interest, payable in equal monthly installments of $5,300 through maturity of Note on May 31, 2028. The Company imputed interest using a discount rate of 10% to determine a fair value of the note of $443,521, resulting in a valuation discount of $319,740. As of October 1, 2017, the balance of the note was $695,968, and unamortized note discount was $273,607, with a net balance due of $422,361.

The lender under the Note is GGP Limited Partnership (GGP). GGP is an affiliate of Glendale II Mall Associates, the lessor of the Company’s Glendale Mall restaurant location. In accordance with the note agreement, an event of default would occur if the Borrower defaults under the lease between the Company and Glendale II Mall Associates. Upon the occurrence of an event of default, the entire balance of the Note payable and accrued interest would become due and payable, and the balance due becomes subject to a default interest rate (which is 5% higher than the defined interest rate).

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Convertible Notes Payable

J&N Invest LLC - On August 24, 2015, the Company entered into an unsecured Note Payable Agreement with an investor for which the Company issued a $50,000 Convertible Note Payable, which accrues interest at a rate of 5% per annum and matures on August 31, 2016. The Lender may also convert all or a portion of the Note Payable at any time into shares of common stock at a price of $0.10 per share.

Promissory Note

On December 18, 2015, the Company issued a six-month unsecured promissory note in the principal sum of $265,000 in favor of St. George Investments, LLC, pursuant to the terms of a securities purchase agreement of the same date. The Note went into default when the Company failed to make payment on the due date. Consequently, on July 8, 2016, the Company entered into an Exchange Agreement with St. George Investments, LLC, to replace the original Promissory Note with a new Convertible Promissory Note (“Note”). The Note carries a Conversion clause that allows the Holder to have a cashless conversion into shares of Common Stock for all or part of the principal, at a price equal to the average market price for 20 days prior to the conversion. The company determined that since the conversion floor had no limit to the conversion price, that the company could no longer determine if it had enough authorized shares to fulfill the conversion obligation. As such, the Company determined that the conversion feature created a derivative at the date of the modification.

During the period ended October 1, 2017, the Holder converted $48,914 of debt into 15,660,611 shares of Common Stock. In addition, the Company paid $7,517 of the principal balance. On March 23, 2017, St. George Investments, LLC (“St. George”) served an arbitration demand and summons claiming that the Company had breached its obligations under a convertible note by preventing St. George from converting the remaining balance of the note to common stock. The parties disagreed as to the conversion price set in the note agreement due to execution by the parties of different versions of the document. St. George claimed for additional damages. The Company believed these claims lacked merit and the Company retained counsel to vigorously defend this action. Effective May 3, 2017, the Company counter-sued for full damages for breaching the contract, claiming mistakes, rescission, breach of the covenant of good faith and fair dealing and unjust enrichment.

On August 14, 2017, the Company and St. George entered into a settlement agreement whereby the Company agreed to deliver 7,900,000 unrestricted free-trading shares to SGI Immediately upon signing a final settlement agreement and St. George agreed to purchase an additional 1,100,000 shares of the companies restricted common stock for a purchase price of $110,000 at $0.10 per share. These shares shall be delivered pursuant to a conversion under the existing outstanding note. The shares had a fair value of $0.07 per share as of the settlement date, or $553,000 in the aggregate. At the time of the settlement, the outstanding balance under the note was $132,928 and accrued interest was $10,818.

Recent Accounting Pronouncements

See Note 3 of the consolidated financial statements for discussion of recent accounting pronouncements.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 1 to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, impairment analyses, accounting for contingencies and equity instruments issued for services. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

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Long-Lived Assets

Our management regularly reviews property, equipment and other long-lived assets, including identifiable amortizing intangibles, for possible impairment. This review occurs quarterly or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment of property and equipment or amortizable intangible assets, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of the future cash flows discounted at a rate commensurate with management’s estimates of the business risks. Quarterly, or earlier, if there is indication of impairment of identified intangible assets not subject to amortization, management compares the estimated fair value with the carrying amount of the asset. An impairment loss is recognized to write down the intangible asset to its fair value if it is less than the carrying amount. Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions.

Management believes that the accounting estimate related to impairment of our long lived assets, including our trademark license and trademarks, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and we expect they will continue to do so.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s common stock option grants is estimated using the Black-Scholes Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes Option Pricing model could materially affect compensation expense recorded in future periods.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Without sufficient cash flow from operations we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements through January 2018. We will require additional cash resources due to changed business conditions to implement of our strategy to successfully expand our operations. If our own financial resources and then-current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our existing stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

60

CERTAIN RELATIONSHIPS

AND RELATED TRANSACTIONS

From time to time, the Company has received advances from certain of its officers to meet short term working capital needs. These advances may not have formal repayment terms or arrangements. During the last three years, there have been no advances from related persons.

Executive Compensation

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. As a result of the size of the Company and only having two executive officers, the Board evaluates both performance and compensation on an informal basis. Upon hiring additional executives, the Board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly- situated executives of our peer companies. To that end, the Board believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and Directors of the Company. Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer and Chief Financial Officer for the years ended January 1, 2018 and January 1, 2017.

61

Name and				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Joey Parsi(1)	2018	300,000	-0-	-0-	-0-	-0-	-0-	-0-	300,000
CEO and CFO	2017	300,000	-0-	-0-	-0-	-0-	-0-	-0-	300,000

Sean Richards(2),	2018	95,000	-0-	-0-	980	-0-	-0-	-0-	95,980
COO and Secretary	2017	95,000	1,000	-0-	-0-	-0-	-0-	-0-	96,000

(1)	Mr. Parsi became our President and Treasurer effective December 30, 2011.
(2)	Mr. Richards became our Chief Operating Officer and Secretary effective February 23, 2012.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his/her resignation, retirement, or other termination of such persons employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the persons responsibilities following a change in control of the Company, except with respect to a breach of contract on the part of the Company.

Director Compensation

As a result of having limited resources we do not currently have an established compensation package for board members.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “GIGL.”

Historically, there has not been an active trading market for our common stock. We have been eligible to participate in the OTCQB since May 24, 2010 and from that time our common stock has traded on a very sporadic basis.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock as reported by a Quarterly Trade and Quote Summary Report of the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

62

	2017
	BID PRICES
	High	Low
1st Quarter	$0.26	$0
2nd Quarter	$0.14	$0.06
3rd Quarter	$0.10	$0.02
4th Quarter	$0.04	$0.02

	2016		2015
	BID PRICES		BID PRICES
	High	Low	High	Low
1st Quarter	$0.09	$0.08	$0.32	$0.28
2nd Quarter	$0.08	$0.07	$0.20	$0.18
3rd Quarter	$0.05	$0.04	$0.17	$0.16
4th Quarter	$0.01	$0.01	$0.17	$0.14

Holders of Common Stock

As of February 2, 2018 we had approximately 197 stockholders of record of the 145,602,251 shares outstanding.

2012 Stock Incentive Plan

We have reserved for issuance an aggregate of 5,000,000 shares of common stock under our 2012 Stock Incentive Plan (“the Plan”) that was adopted in February 23, 2012. During the year ended December 29, 2013, 225,000 stock options were granted under this Plan at $4.50, with a four-year vesting period.

As of the fiscal year ended January 1, 2017, there were no changes during the year, and 115,000 stock options remain outstanding.

Purposes of the Plan

The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers and directors, contractors and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

Stock Subject to the 2012 Plan

Shares that are eligible for grant under the Plan to participants include Incentive Stock Options, Non- Qualified Stock Options and Restricted Stock. “Incentive Options” are any options designated and qualified as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code. “Non-Qualified Options” are any options that are not an Incentive Option. To the extent that any option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a ten percent stockholder or because it exceeds the annual limit, it shall to that extent constitute a Non-Qualified Option. “Restricted Stock” are shares of common stock issued pursuant to any restrictions and conditions as established in the Plan.

The Plan provides that a maximum of Five Million (5,000,000) shares of common stock are available for grant as awards under the Plan.

The following table sets forth information about the 2012 stock incentive plan as of January 1, 2017.

63

			Weighted
		Weighted	Average		Weighted
Range of		Average	Remaining		Average
Exercise	Number	Exercise	Contractual	Number	Exercise
Prices	Outstanding	Price	Life	Exercisable	Price

$4.50	115,000	$4.50	0.85	115,000	$4.50

	115,000		0.85	115,000

Eligibility

Incentive Options. Only employees of the Company or of an affiliated company (including officers of the Company and members of the Board of Directors if they are employees of the Company or of an affiliated company) are eligible to receive Incentive Options under the Plan.

Non-Qualified Options and Restricted Stock. Employees of the Company or of an affiliated company, officers of the Company and members of the Board of Directors (whether or not employed by the Company or an affiliated company), and service providers are eligible to receive Non-Qualified Options or acquire Restricted Stock under the Plan.

Equity Compensation Plan Information

We maintain the Plan to allow the Company to compensate employees, directors, consultants and certain other individuals providing bona fide services to the Company or to compensate officers, directors and employees for accrual of salary through the award of common stock.

The Plan is intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for its continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals to the Company in the future.

Dividend Policy

We have not declared any cash dividends since inception and do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

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65

GIGGLES N’ HUGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 1, 2017	January 1, 2017
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$104,135	$144,520
Inventory	25,284	20,331
Prepaid expenses, other	19,206	13,806
Total current assets	148,625	178,657

Fixed assets:
Total fixed assets, net	801,786	994,128

Other assets	2,620	2,620

Total assets	$953,031	$1,175,405

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$587,982	$610,925
Incentive from lessor – current portion	98,450	87,420
Note payable from lessor, current portion net of discount of $273,607 and $35,094, respectively	63,605	21,544
Accrued expenses	410,906	328,952
Deferred revenue	14,075	24,159
Promissory note payable and accrued interest	-	193,340
Convertible note payable and accrued interest,	50,000	151,383
Derivative liability	-	357,411
Total current liabilities	1,225,018	1,775,134

Long-term liabilities:
Incentive from lessor – long-term	577,376	653,008
Note payable - lessor	358,756	411,173
Deferred gain	418,458	429,115
Total long-term liabilities	1,354,590	1,493,296

Total liabilities	2,579,608	3,268,430

Stockholders’ deficit:
Common stock, $0.001 par value, 1,125,000,000 shares authorized, 144,777,251 and 67,934,205 shares issued and outstanding as of October 1, 2017 and January 1, 2017, respectively	144,777	67,933
Common stock issuable (1,397,619 and 405,556 shares as of October 1, 2017 and January 1, 2017, respectively)	293,535	218,535
Additional paid-in capital	9,859,260	8,229,747
Accumulated deficit	(11,924,149)	(10,609,240)
Total stockholders’ deficit	(1,626,577)	(2,093,025)

Total liabilities and stockholders’ deficit	$953,031	$1,175,405

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-1

GIGGLES N’ HUGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty -Nine Weeks Ended	Thirty -Nine Weeks Ended
	October 1, 2017	September 25, 2016	October 1, 2017	September 25, 2016
Revenue
Net sales	$652,977	$628,357	$1,890,505	$2,338,755

Costs and operating expenses
Cost of operations	485,308	510,097	1,418,263	2,014,766
General and administrative expenses	277,841	247,981	1,463,397	892,098
Depreciation and amortization	64,205	64,069	192,342	241,950
Total operating expenses	827,354	822,147	3,074,002	3,148,814

Loss from Operations	(174,377)	(193,790)	(1,183,497)	(810,059)

Other income (expenses):
Finance and interest expense	(12,876)	(251,021)	(76,919)	(424,352)
Change in fair value of derivatives	-	(205,128)	(50,629)	(205,128)
Gain on extinguishment of derivatives	-	-	185,604	-
Loss on extinguishment of debt	-	-	(186,818)	-
Gain on sale of asset	-	-	-	5,971
Gain on lease termination	-	-	-	214,111
Loss before provision for income taxes	(187,253)	(649,939)	(1,312,259)	(1,219,457)
Provision for income taxes	-	(800)	(2,650)	616

Net loss	$(187,253)	$(650,739)	$(1,314,909)	$(1,218,841)

Net loss per share – basic and diluted	$-	$(0.01)	$(0.01)	$(0.03)

Weighted average number of common shares outstanding – basic and diluted	144,102,251	46,145,034	125,101,775	43,661,733

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-2

GIGGLES N’ HUGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

	Common Stock		Additional	Common		Total
			Paid in	Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Issuable	Deficit	Deficit
Balance January 1, 2017	67,934,205	$67,933	$8,229,747	$218,535	$(10,609,240)	$(2,093,025)

Shares issued for employees compensation	10,170,000	10,170	18,300			28,470
Shares issued to settle accounts payable	2,384,226	2,384	263,512			265,896
Shares issued for convertible notes and settlement	62,018,046	62,019	663,828			725,847
Shares issued for cash as part of settlement agreement	1,100,000	1,100	108,900			110,000
Cash received for stock issuable				75,000		75,000
Shares issued for professional services	1,170,774	1,171	43,973			45,144
Fair value of warrants granted for services			531,000			531,000
Net loss					(1,314,909)	(1,314,909)
Balance July 2, 2017	144,777,251	$144,777	$9,859,260	$293,535	$(11,924,149)	$(1,626,577)

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-3

GIGGLES N’ HUGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Thirty-Nine Weeks ended	Thirty-Nine Weeks ended
	October 1, 2017	September 25, 2016

Cash flows from operating activities
Net loss	$(1,314,909)	$(1,218,841)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	192,342	241,950
Amortization of debt discount	-	189,316
Gain on sales of fixed assets	-	(5,971)
Gain on lease termination	-	(214,111)
Stock-based compensation	28,470	-
Loss on stock issuance for payable settlement	109,096	-
Warrants granted for services	531,000	31,000
Interest and fees included in note payable	15,318	-
Shares issued for services	45,144	37,770
Gain on extinguishment of derivative liability	(185,604)	-
Change in fair value of derivative liability	50,629	367,904
Promissory note payable	-	26,500
Promissory note settlement	186,818	-
Deferred gain	-	(10,472)
Changes in operating assets and liabilities:
Increase in prepaid expenses and deposits	(5,400)	7,215
Decrease in security deposits, other	-	30,000
(Increase) decrease in inventory	(4,953)	9,772
Increase in accounts payable	133,857	212,554
Decrease in lease incentive liability	(64,602)	(79,552)
Increase (decrease) in accrued expenses	89,648	(234,770)
Increase (decrease) in accrued interest	-	14,180
(Decrease) increase in deferred revenue	(10,084)	17,054
Amortization of deferred gain	(10,657)	-
Net cash used in operating activities	(213,887)	(578,502)

Cash flows from investing activities
Provided from lease termination	-	350,000
Provided from sales or purchase of fixed assets	-	10,500
Net cash provided by investing activities	-	360,500

Cash flows from financing activities
Payments on note payable-lessor	-	(6,498)
Payments on promissory note payable	(11,498)	(8,875)
Proceeds received from sale of stock upon note settlement	110,000	-
Proceeds from common stock issuable	75,000	-
Net cash provided by (used in) financing activities	173,502	(15,373)

NET INCREASE (DECREASE) IN CASH	(40,385)	(233,375)
CASH AT BEGINNING OF PERIOD	144,520	334,191

CASH AT END OF PERIOD	$104,135	$100,816

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$17,279

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued to settle convertible notes payable	$835,847	$107,499
Reclass of notes payable to accrued interest	3,125	-
Shares issued to settle payable	$136,904	$31,500

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-4

GIGGLES N’ HUGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Thirty-Nine Weeks ended October 1, 2017 and September 25, 2016

(Unaudited)

NOTE 1 – HISTORY AND ORGANIZATION

Giggles N’ Hugs, Inc. (“GIGL Inc.” or the “Company”) was originally organized on September 17, 2004 under the laws of the State of Nevada, as Teacher’s Pet, Inc. GIGL Inc. was organized to sell teaching supplies and learning tools. On August 20, 2010, GIGL Inc. filed an amendment to its articles of incorporation to change its name to Giggles N’ Hugs, Inc.

On December 30, 2011, GIGL Inc. completed the acquisition of all the issued and outstanding shares of GNH, Inc. (“GNH”), a Nevada corporation, pursuant to a Stock Exchange Agreement. For accounting purposes, the acquisition of GNH by GIGL Inc. has been recorded as a reverse merger. Giggles N Hugs restaurant concept brings together high-end, organic food with the play elements and entertainment for children. Giggles N Hugs offers an upscale, family-friendly atmosphere with a play area dedicated to children ages 10 and younger with nightly entertainment, such as magic shows, concerts, puppet shows, as well as activities and games which include face painting, dance parties, karaoke, and arts and crafts,

The Company adopted a 52/53 week fiscal year ending on the Sunday closest to December 31st for financial reporting purposes. Fiscal year 2017 and 2016 consists of a year ending December 31, 2017 and January 1, 2017.

NOTE 2 – BASIS OF PRESENTATION

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US Dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended January 1, 2017 and notes thereto included in the Company’s annual report on Form 10-K. The Company follows the same accounting policies in the preparation of interim reports. The condensed consolidated balance sheet as of January 1, 2017 included herein was derived from the audited consolidated financial statements as of that date, but does not included all disclosures, including notes, required by GAAP.

Results of operations for the interim periods may not be indicative of annual results.

F-5

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, during the thirty-nine weeks ended October 1, 2017, the Company incurred a net loss of $1,314,909, used cash in operations of $213,887, and had a stockholders’ deficit of $1,626,577 as of that date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. In addition, the Company’s independent registered public accounting firm in its report on the January 1, 2017 financial statements has raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company had cash on hand in the amount of $104,135 as of October 1, 2017. Management estimates that the current funds on hand will be sufficient to continue operations through January 2018. Management is currently seeking additional funds, primarily through the issuance of debt and equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Principles of consolidation

The condensed consolidated financial statements include the accounts of Giggles N Hugs, Inc., GNH, Inc., GNH CC, Inc. for restaurant operations in Westfield Mall in Century City, California (which was closed June 30, 2016 due to a complete remodel of the Mall), GNH Topanga, Inc. for restaurant operations in Westfield Topanga Shopping Center in Woodland Hills, California, and Glendale Giggles N Hugs, Inc. for restaurant operations in Glendale Galleria in Glendale, California. Intercompany balances and transactions have been eliminated. Giggles N Hugs, Inc., GNH, Inc., GNH CC, Inc., GNH Topanga, Inc., and Glendale Giggles N Hugs, Inc. will be collectively referred herein to as the “Company”.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions used by management including assumptions made in impairment analysis of fixed assets, accruals of potential liabilities, valuation of derivative liability and equity securities issued for services and realization of deferred tax assets. Actual results could differ from those estimates.

F-6

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the warrant derivative liabilities as their fair values were determined by using a probability weighted average Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

Loss per common share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations. Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share has been computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock options and warrants. Loss per common share has been computed using the weighted average number of common shares outstanding during the year. For the period ended October 1, 2017 and September 25, 2016, the assumed conversion of convertible notes payable and the exercise of stock warrants are anti-dilutive due to the Company’s net losses and are excluded in determining diluted loss per share.

F-7

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures. The Company anticipates that this will add significant liabilities to the balance sheet.

In July 2017, the FASB issued Accounting Standards Update No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. The adoption of ASU 2017-11 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-8

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	October 1, 2017	January 1, 2017
Leasehold improvements	$1,889,027	$1,889,027
Fixtures and equipment	60,310	60,310
Computer software and equipment	264,890	264,890
Property and equipment, total	2,214,227	2,214,227
Less: accumulated depreciation	(1,412,441)	(1,220,099)
Property and equipment, net	$801,786	$994,128

Depreciation and amortization expense for the thirteen weeks and thirty-nine weeks ended October 1, 2017 were $64,205 and $192,342, respectively, and for the thirteen weeks and thirty-nine weeks ended September 25, 2016 were $64,069 and $241,950, respectively. Repair and maintenance expense for the thirteen weeks and thirty-nine weeks ended October 1, 2017 were $15,071 and $48,851, respectively, and for thirteen weeks and thirty-nine weeks ended September 25, 2016 were $18,447 and $70,273, respectively.

F-9

NOTE 5 – NOTE PAYABLE, LESSOR

On February 12, 2013, the Company entered into a $700,000 Promissory Note Payable Agreement with GGP Limited Partnership (“Lender”) to be used by the Company for a portion of the construction work to be performed by the Company under the lease by and between the Company and Glendale II Mall Associates, LLC. The Note Payable accrued interest at a rate of 10% through October 15, 2015, 12% through October 31, 2017, and 15% through October 31, 2023 and matures on October 31, 2023.

On March 1, 2015, the Company and the lender renegotiated the terms of the Promissory Note and agreed to a new note with a principal balance due of $683,316. As part of the new agreement, the Lender waived principal and interest payments for two years beginning March 1, 2015.

On August 12, 2016 the Company entered into a third amendment on its lease at The Glendale Galleria. The amendment covered several areas, including adjustment to percentage rent payable, reduced the minimum rent payable, along with the payment and principal of Promissory Note. The Promissory Note was adjusted to a balance due of $763,261 from $683,316, with no interest, payable in equal monthly instalments of $5,300 through maturity of Note on May 31, 2028. The Company imputed interest using a discount rate of 10% to determine a fair value of the note of $443,521, resulting in a valuation discount of $319,740. As of October 1, 2017, the balance of note payable was $695,968, and unamortized note discount was $273,607, with a net balance due of $422,361.

The exchange of the notes in fiscal 2016 was treated as a debt extinguishment as the change in terms constituted more than a 10% change in the fair value of the original note, and the difference between the fair value of the new note and the old note (including eliminating all remaining unamortized discount) of $220,668 was treated as a gain on debt extinguishment. The Company determined that since the GGP Promissory Note and the related revision of the lease were agreed to at the same time, that the change in the lease payment terms and the reduced rent, and the issuance of the new note are directly related. As such the gain on the termination of the note of $220,668 was deferred, and is being amortized over the remaining life of the lease as an adjustment to rent expense.

The lender under the Note is GGP Limited Partnership (GGP). GGP is an affiliate of Glendale II Mall Associates, the lessor of the Company’s Glendale Mall restaurant location. In accordance with the note agreement, an event of default would occur if the Borrower defaults under the lease between the Company and Glendale II Mall Associates. Upon the occurrence of an event of default, the entire balance of the Note payable and accrued interest would become due and payable, and the balance due becomes subject to a default interest rate (which is 5% higher than the defined interest rate). As of October 1, 2017, the Company was delinquent in its payments to GGP under the note, but has subsequently brought the note current.

F-10

NOTE 6 – CONVERTIBLE NOTE PAYABLE

A summary of convertible debentures payable as of October 1, 2017 and January 1, 2017 is as follows:

	October 1, 2017	January 1, 2017
Iconic Holdings, LLC	$-	$84,191
J&N Invest LLC	50,000	50,000
Accrued interest	-	17,192
Total Convertible Notes	50,000	151,383
Net Convertible Notes	$50,000	$151,383

Iconic Holdings, LLC - On December 21, 2015, the Company issued an 8% unsecured convertible promissory note in favor of Iconic Holdings, LLC, in the principal sum of $161,250. The note was subject to an original issue discount of $11,250, plus another $11,250 retained by the lender for fees and costs, resulting in net proceeds to the Company of $138,500. The note carried a guaranteed 10% interest rate per annum, matured on December 21, 2016 and was subject to pre-payment penalties. The note may be converted, in whole or in part, at any time at the option of the holder into the Registrant’s common stock at a price per share equal to 65% of the lowest volume weighted average price of the Company’s common stock during the 10 consecutive trading days prior to the date on which Holder elects to convert all or part of the note. The conversion floor price was set at $0.08 per share.

On July 11, 2016, the Company modified the conversion feature of the Iconic note eliminating the conversion floor. The Company determined that since the conversion floor had been eliminated, that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. As such, the Company determined that the conversion feature created a derivative liability (see Note 9).

During the thirty-nine weeks ended October 1, 2017, the Company converted the remaining balance of the principal of $81,491 and accrued interest of $39,741into 38,457,435 shares of common stock at average conversion price $0.00259 per share. Upon extinguishment of note, the derivative of $118,873 was eliminated.

J&N Invest LLC - On August 24, 2015, the Company entered into an unsecured Note Payable Agreement with an investor for which the Company issued a $50,000 Convertible Note Payable, which accrues interest at a rate of 5% per annum and matured on August 31, 2016. The Lender may also convert all or a portion of the Note Payable at any time into shares of common stock at a price of $0.10 per share. As the market price of the stock on the date of issuance was $0.23, the Company recognized a debt discount at the date of issuance in the amount of $50,000 related to the fair value of the beneficial conversion feature. The discount was fully amortized as of January 1, 2017.

F-11

NOTE 7 – PROMISSORY NOTE

On December 18, 2015, the Company issued a six-month unsecured promissory note in the principal sum of $265,000 in favor of St. George Investments, LLC, pursuant to the terms of a securities purchase agreement of the same date. The Note went into default when the Company failed to make payment on the due date. Consequently, on July 8, 2016, the Company entered into an Exchange Agreement with St. George Investments, LLC, to replace the original Promissory Note with a new Convertible Promissory Note (“Note”). The Note carries a Conversion clause that allows the Holder to have a cashless conversion into shares of Common Stock for all or part of the principal, at a price equal to the average market price for 20 days prior to the conversion. The company determined that since the conversion floor had no limit to the conversion price, that the company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. As such, the Company determined that the conversion feature created a derivative at the date of the modification.

As of January 1, 2017, the amount due under the promissory note was $193,450. During January and February of 2017. the Holder converted $48,914 of its debt into 15,660,611 shares of Common Stock with a fair value of $48,914. In addition, the Company paid $7,517 of the principal balance. On March 23, 2017, St. George Investments, LLC (“St. George”) served an arbitration demand and summons claiming that the Company had breached its obligations under a convertible note by preventing St. George from converting the remaining balance of the note to common stock. The parties disagreed as to the conversion price set in the note agreement due to execution by the parties of different versions of the document. St. George claimed for additional damages. The Company believed these claims lacked merit and the Company retained counsel to vigorously defend this action. Effective May 3, 2017, the Company counter-sued for full damages for breaching the contract, claiming mistakes, rescission, breach of the covenant of good faith and fair dealing and unjust enrichment. On August 14, 2017, the Company and St. George entered into a settlement agreement whereby the Company agreed to deliver 7,900,000 unrestricted free-trading shares to St. George upon signing a final settlement agreement. The fair value of shares issued was determined to be $553,000 based on the trading price of the shares at the date of the settlement. The company considered the settlement as a debt extinguishment and accounted for the issuance of the 7,900,000 shares valued at $553,000 offset by the extinguishment of the aggregate face value of the note and accrued interest of $143,740, and the remaining value of the derivative liability of $222,436, resulting in a loss on extinguishment of $186,818.

As part of the settlement agreement, St. George agreed to purchase an additional 1,100,000 shares of common stock for a purchase price of $110,000 at $0.10 per share.

As of October 1, 2017, all the terms and conditions of the settlement have been completed.

F-12

NOTE 8 – BUSINESS LOAN AND SECURITY AGREEMENT

In August 2015, the Company entered into a Business Loan and Security Agreement with American Express Bank, which allows the Company to borrow up to $174,000. The loan originally matured in August 2016 but will remain in effect for successive one-year periods unless terminated by either party. The loan is secured by credit card collections from the Company’s store operations. The agreement provides that the Company will receive an advance of up to $180,000 at the beginning of each fiscal month, and requires the Company to repay the loan from the credit card deposits it receives from its customers. Assuming the balance has been paid off by the end of the month, the Company will receive another advance up to the face amount of the note at the beginning of the next fiscal month.

The loan requires a loan fee of 0.5% of the outstanding balance as of each disbursement date. At October 1, 2017 and January 1, 2017, $424 and $136,629 was outstanding and is included in accrued expenses in the accompanying balance sheets.

NOTE 9 - DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has issued certain convertible notes whose conversion price is based on a future market price. However, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. The result is that the conversion option is classified as a liability and bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815 and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The fair value of the derivative liability related to the St. George note was determined to be $238,538 at January 1, 2017. During 2017, and through April 2, 2017, the Company settled principal balance amounting to $48,914. As a result, the Company extinguished the fair value of the corresponding derivative liability of $66,731 prior to conversion as a gain on settlement. At April 2, 2017, the Company determined the FV of the remaining DL to be $222,346. After the conversions through April 2, 2017, the Company and St. George had a dispute as to ultimate settlement of this obligation. During the period, the Company and St. George agreed to settle the outstanding amount of convertible notes due for the issuance of 7,900,000 shares of common stock at which time the fair value of derivative was determined to be $222,346. As a result, the Company recorded a cost of $50,629 to account for the change in fair value up to the date of extinguishment.

The settlement was accounted for as a debt extinguishment. As such, given that the debt was extinguished, the extinguishment of the remaining derivative liability of $222,346 was included in the calculation of loss on debt extinguishment.

The fair value of the derivative liability related to the Iconic note was determined to be $118,873 at January 1, 2017. In January 2017, the lender converted all outstanding principal and interest due him in exchange for 38,457,435 shares of common stock. As a result, the Company extinguished the recorded derivative liability of $118,873 and recorded as a gain on extinguishment.

F-13

NOTE 10 – COMMON STOCK

Issuance of Common Stock

During the thirty-nine weeks ended October 1, 2017, the Company granted and issued to officers and employees 10,170,000 shares of restricted common stock with a fair value of $28,470.

During the thirty-nine weeks ended October 1, 2017, the Company issued 2,384,226 shares of common stock in settlement of an accounts payable amounting to $156,800. The fair value of the shares issued was $265,896 based on the fair value of the shares on the date of settlement resulting in an additional cost to the Company of $109,096.

During the thirty-nine weeks ended October 1, 2017, the Company received $75,000 from the sale of 992,602 shares of common stock and warrants to acquire 357,142 shares of common stock at an excise price of $0.12 per share that expire in June 2020. The shares have not yet been issued and are included in common stock issuable as of October 1, 2017.

During the thirty-nine weeks ended October 1, 2017, the Company issued 1,170,774 shares of common stock at fair value of $45,144for services rendered

Employee Stock Options

The following table summarizes the changes in the options outstanding at October 1, 2017, and the related prices for the shares of the Company’s common stock issued to employees of the Company under a non-qualified employee stock option plan.

		Weighted
		Average
	Stock	Exercise
	Options	Price
Outstanding, January 1, 2017	115,000	$4.50
Granted	-	-
Exercised	-	-
Outstanding, October 1, 2017	115,000	$4.50
Exercisable, October 1, 2017	115,000	$4.50

As of October 1, 2017, the stock options had no intrinsic value.

There were no options granted during the fiscal quarter ended October 1, 2017, and there was no stock-based compensation expense in connection with options granted to employees recognized in the consolidated statement of operations for the thirty-nine weeks ended October 1, 2017.

F-14

NOTE 10 – COMMON STOCK (CONTINUED)

Warrants

The following table summarizes the changes in the warrants outstanding at October 1, 2017, and the related prices.

A summary of the Company’s warrants as of October 1, 2017 is presented below:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding, January 1, 2017	606,500	$0.13
Granted	5,507,143	0.10
Exercised	-	-
Outstanding, October 1, 2017	6,113,643	$0.11
Exercisable, October 1, 2017	6,113,643	$0.11

			Weighted
		Weighted	Average		Weighted
Range of		Average	Remaining		Average
Exercise	Number	Exercise	Contractual	Number	Exercise
Prices	Outstanding	Price	Life	Exercisable	Price
$0.01 ~ $0.15	6,113,643	$0.11	4.07	6,113,643	$0.11

	6,113,643		4.07	6,113,643

On May 17, 2016, GIGL entered into a Strategic Alliance Agreement with Kiddo, Inc., a Florida corporation (“consultant”) whereby consultant will provide marketing and branding services as well as introductions to potential strategic partners and investors. As consideration for consultant’s services pursuant to the Strategic Alliance Agreement, GIGL agreed to issue to consultant a warrant to purchase up to 4,400,000 shares of GIGL’s common stock at an exercise price of $0.075 per share, which warrant vests in increments based upon the achievement of certain milestones. As of January 1, 2017, 440,000 of these warrants with a fair value of $31,000 were deemed have been achieved and are included in the table of outstanding warrants above. At October 1, 2017, the achievement of the corresponding milestones for the remaining warrants to acquire 3,960,000 has been determined to be remote or undeterminable, as such, the warrants have not been included as outstanding in the table above.

During the thirty-nine weeks ended October 1, 2017, the Company entered into agreements to issue warrants to acquire 5,150,000 shares of common stock for celebrity services to promote the Company’s business. The warrants were fully vested upon issuance, expire 5 years from the date of issuance, and 5,000,000 of the warrants are exercisable at $0.10 per share and 150,000 of the warrants are exercisable at $0.20 per share. The total fair value of these warrants at grant date was $531,000 using the Black-Scholes Option Pricing model with the following assumptions: life of 5 years; risk free interest rate of 1.73%; volatility of 350% and dividend yield of 0%.

F-15

NOTE 11 – LEASES

The Company currently leases its restaurant locations. The Company evaluates teach lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes.

Minimum base rent for the Company’s operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or rent holiday period, for the Company’s leases, where no rent payments are typically due under the terms of the lease. Deferred rent liabilities are recorded to the extent it exceeds minimum base rent per the lease agreement. Rent expense for the Company’s restaurant operating leases was $84,773 and $98,405 for the thirteen weeks ended October 1, 2017 and September 25, 2016, respectively, and $255,738 and $488,700 for the thirty-nine weeks ended October 1, 2017 and September 25, 2016, respectively.

The Company disburses cash for leasehold improvements and furniture, fixtures and equipment to build out and equip its leased premises. The Company also expends cash for structural additions that it makes to leased premises of which $506,271 and $475,000 were initially reimbursed Topanga and Glendale by its landlords, respectively, as construction contributions pursuant to agreed-upon terms in the lease agreements. Landlord construction contributions usually take the form of up-front cash. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements or the landlord construction contributions are recorded as an incentive from lessor.

On August 12, 2016, the Company entered into a third amendment on its lease at The Glendale Galleria. The amendment covered several areas, including adjustment to percentage rent payable, reduced the minimum rent payable and payment and principal of the Promissory Note payable to GGP which resulted in an aggregate gain of $455,287 which has been deferred, and will be amortized on the straight-line basis over the remaining life of the lease as an adjustment to rent expense. During the year ended January 1, 2017, $26,172 of the deferred gain was amortized and offset to rent expense, resulting in a remaining deferred gain balance of $429,115 as of January 1, 2017. During the thirty-nine weeks ended October 1, 2017, an additional adjustment of outstanding rent of $37,937 was added to the deferred gain and will be amortized on the straight-line basis. During the thirty-nine weeks ended October 1, 2017, $48,594 of the deferred gain was amortized and offset to rent expense, resulting in a remaining deferred gain balance of $418,456 as of October 1, 2017.

The balance of the incentive from lessor as of October 1, 2017 and January 1, 2017, were $675,826 and $740,428, and included deferred rent of $129,841 and $117,056, respectively. As of October 1, 2017, $98,450 of the incentive from lessor was current and $577,376 was long term. Amortization of the incentive from lessor was $22,059 and $18,495 for the thirteen weeks ended October 1, 2017 and September 25, 2016, respectively, and $64,602 and $80,148 for thirty-nine weeks ended October 1, 2017 and September 25, 2016, respectively.

F-16

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Litigation

On August 14, 2017, the Company and St. George Investments, LLC (“St. George”) entered into a settlement agreement. As of October 1, 2017, all the terms and conditions of the settlement have been satisfied.

As of October 1, 2017, there was no material outstanding litigation.

NOTE 13 – SUBSEQUENT EVENTS

On October 2, 2017, the Company issued to a consultant 325,000 unrestricted shares of common stock at fair value of $6,500 for service rendered.

On October 11, 2017, the Company issued 500,000 unrestricted shares of common stock at fair value of $10,000 in settlement of an accounts payment.

On October 15, 2017, the Company issued 500,000 unrestricted shares of common stock at fair value of $10,000 in settlement of an accounts payment.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Giggles N’ Hugs, Inc.

Los Angeles, California

We have audited the accompanying consolidated balance sheets of Giggles N’ Hugs, Inc. and subsidiaries as of January 1, 2017 and December 27, 2015 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal periods then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Giggles N’ Hugs, Inc. and subsidiaries as of January 1, 2017 and December 27, 2015, and the results of their operations and their cash flows for the fiscal periods then ended, in conformity with generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced recurring operating losses and negative operating cash flows, and has a stockholders’ deficit as of January 1, 2017. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Los Angeles, California

April 14, 2017

F-18

GIGGLES N HUGS, INC.

CONSOLIDATED BALANCE SHEETS

	January 1, 2017	December 27, 2015
Assets

Current assets:
Cash and equivalents	$144,520	$334,191
Inventory	20,331	37,660
Prepaid expenses and other	13,806	26,919
Total current assets	178,657	398,770

Fixed assets, net of accumulated depreciation and amortization of $1,220,099 and $1,485,421	994,128	1,729,836

Other assets	2,620	32,620

Total assets	$1,175,405	$2,161,226

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$610,925	$554,229
Incentive from lessor – current portion	87,420	134,645
Note payable - lessor, net of discount $14,528 and $35,094 as of January 1, 2017 and December 27, 2015, respectively	21,544	648,222
Accrued expenses	328,952	396,568
Deferred revenue	24,159	52,335
Promissory note payable and accrued interest, net of discount of $0 and $60,306 as of January 1, 2017 and December 27, 2015, respectively	193,340	204,694
Convertible note payable and accrued interest, net of debt discount of $0 and $139,471 as of January 1, 2017 and December 27, 2015, respectively	151,383	71,779
Derivative liability	357,411	-
Total current liabilities	1,775,134	2,062,472

Long-term liabilities:
Incentive from lessor – long-term	653,008	1,063,453
Note payable - lessor, net of discount of $276,025	411,173	-
Deferred gain	429,115	-
Total long-term liabilities	1,493,296	1,063,453

Total liabilities	3,268,430	3,125,925

Stockholders’ deficit:
Common stock, $0.001 par value, 1,125,000,000 shares authorized, 67,934,205 and 41,821,033 shares issued and outstanding as of January 1, 2017 and December 27, 2015, respectively	67,933	41,820
Common stock payable (405,556 and 555,556 shares as of January 1, 2017 and December 27, 2015, respectively)	218,535	245,498
Additional paid-in capital	8,229,747	7,970,268
Accumulated deficit	(10,609,240)	(9,222,285)
Total stockholders’ deficit	(2,093,025)	(964,699)

Total liabilities and stockholders’ deficit	$1,175,405	$2,161,226

See Accompanying Notes to Consolidated Financial Statements.

F-19

GIGGLES N HUGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year Ended	Fiscal Year Ended
	January 1, 2017	December 27, 2015
Revenue
Net sales	$3,023,494	$3,451,772

Costs and operating expenses
Cost of operations	2,538,968	3,082,428
General and administrative expenses	878,847	1,380,390
Other operating expenses	230,108	276,745
Depreciation and amortization	306,019	387,330
Loss on impairment	-	353,414
Total costs and operating expenses	3,953,942	5,480,307

Loss from Operations	(930,448)	(2,028,535)

Other Income (Expenses):
Finance and interest expense	(497,714)	(113,439)
Gain on debt	-	74,669
Gain on sales of asset	5,971	-
Gain on lease termination	214,111	-
Change in fair value of derivatives	(369,861)	-
Gain on extinguishment of derivatives	190,370	-
Loss before provision for income taxes	$(1,387,571)	$(2,067,305)
Provision (benefit) for income taxes	(616)	1,382

Net loss	$(1,386,955)	$(2,068,687)

Net loss per share – basic and diluted	$(0.03)	$(0.06)

Weighted average number of common shares outstanding – basic and diluted	43,786,858	35,745,779

See Accompanying Notes to Consolidated Financial Statements.

F-20

GIGGLES N HUGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional	Common		Total
	Common Stock		Paid in	Stock	Accumulated	Stockholders’
	Shares	Amount	Capital	Payable	Deficit	Deficit
Balance, December 28, 2014	33,563,830	$33,563	$6,301,241	$668,114	$(7,153,598)	$(150,680)

Shares issued for professional services	1,293,333	1,293	299,792	40,462		341,547
Shares issued to settle the accounts payable	423,268	422	67,860			68,282
Shares issued for cash proceeds	3,070,776	3,071	421,414	25,000		449,485
Bonus shares issued to investors	910,000	910	199,290			200,200
Shares issued upon conversion of note payable	555,223	556	49,444			50,000
Shares issued previously reflected as stock payable	1,597,982	1,598	486,480	(488,078)		-
Fair value of conversion features			145,154			145,154
Shares issued upon exercise of warrants	406,621	407	(407)			-
Net loss					(2,068,687)	(2,068,687)
Balance, December 27, 2015	41,821,033	41,820	7,970,268	245,498	(9,222,285)	(964,699)

Shares issued for professional services	497,500	498	37,272			37,770
Shares issued to settle accounts payable	525,000	525	30,975			31,500
Shares issued for stock payable	150,000	150	26,813	(26,963)		-
Warrants vested for professional services			31,000			31,000
Shares issued for convertible notes	24,940,672	24,940	133,419			158,359
Net loss					(1,386,955)	(1,386,955)
Balance January 1, 2017	67,934,205	$67,933	$8,229,747	$218,535	$(10,609,240)	$(2,093,025)

See Accompanying Notes to Consolidated Financial Statements.

F-21

GIGGLES N HUGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended	Fiscal Year Ended
	January 1, 2017	December 27, 2015

Cash flows from operating activities
Net loss	$(1,386,955)	$(2,068,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	306,019	367,549
Write off of intangibles	-	23,881
Amortization of debt discount	215,762	67,261
Shares issued for services	37,770	341,547
Gain on note payable modification	-	(69,228)
Gain on sales of fixed assets	(5,971)	-
Gain on lease termination	(214,111)	-
Warrants vested for service	31,000	-
Loss on impairment	-	353,414
Interest and fees included in promissory note payable	47,673	(16,135)
Bonus shares issued to investors	-	200,200
Amortization of deferred gain	(26,172)	-
Derivative liability recorded upon extinguishment of promissory note payable	177,920
Gain on extinguishment of derivative liability	(190,370)	-
Change in fair value of derivative liability	369,861

Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other	13,113	(3,887)
Decrease in other assets	30,000	9,360
Decrease (increase) in inventory	17,329	(263)
Increase in accounts payable	253,183	190,003
Decrease in incentive from lessor	(98,785)	(117,744)
(Decrease) increase in accrued expenses	(67,616)	66,070
(Decrease) increase in deferred revenue	(28,176)	8,897
Net cash used in operating activities	(518,526)	(647,762)

Cash flows from investing activities
Provided (acquisition) of fixed assets	10,500	(13,069)
Proceeds from lease termination	350,000	-
Net cash provided (used in) investing activities	360,500	(13,069)

Cash flows from financing activities
Proceeds from convertible note payable	-	238,500
Proceeds from note payable	-	200,000
Proceeds from shares issued	-	449,485
Payments to promissory note payable	(20,841)	-
Payments to note payable-lessor	(10,804)	(1,199)
Net cash provided (used in) by financing activities	(31,645)	886,786

NET INCREASE (DECREASE) IN CASH	(189,671)	225,955

CASH AT BEGINNING OF THE YEAR	334,191	108,236

CASH AT END OF YEAR	$144,520	$334,191

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$37,759	$26,834
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued to settle convertible notes payable	$158,359	$50,000
Accounts payable settled by share issuance	$31,500	$68,282
Conversion feature and discounts on notes payable credit to additional paid in capital	$-	$145,154
Deferred gain recorded upon amendment of lease agreement and promissory note	$455,287	$-

See Accompanying Notes to Consolidated Financial Statements.

F-22

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Giggles N Hugs, Inc. (“GIGL Inc.”) was originally organized on September 17, 2004 (Date of Inception) under the laws of the State of Nevada, as Teacher’s Pet, Inc. GIGL Inc. was organized to sell teaching supplies and learning tools. On August 20, 2010, GIGL Inc. filed an amendment to its articles of incorporation to change its name to Giggles N Hugs, Inc. The Company is authorized to issue 1,125,000,000 shares of $0.001 par value common stock.

The Company adopted a 52/53 week fiscal year ending on the Sunday closest to December 31st for financial reporting purposes. Fiscal year 2016 consists of a year ending January 1, 2017. Fiscal year 2015 consists of a year ending December 27, 2015.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended January 1, 2017, the Company incurred a net loss of $1,386,955 used cash in operations of $518,526 and had a stockholders’ deficit of $2,093,025 as of that date. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company has and will continue to use significant capital to grow and acquire market share At January 1, 2017, the Company had cash on hand in the amount of $144,520. Management estimates that the current funds on hand will be sufficient to continue operations through May 2017. Management continues to seek additional funds, primarily through the issuance of debt and equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Principles of consolidation

For the years ended January 1, 2017 and December 27, 2015, the consolidated financial statements include the accounts of Giggles N Hugs, Inc., GNH, Inc., GNH CC, Inc. for restaurant operations in Westfield Mall in Century City, California, GNH Topanga, Inc. for restaurant operations in Westfield Topanga Shopping Center in Woodland Hills, California, and Glendale Giggles N Hugs, Inc. for restaurant operations in Glendale Galleria in Glendale, California. Intercompany balances and transactions have been eliminated. Giggles N Hugs, Inc., GNH, Inc., GNH CC, Inc., GNH Topanga, Inc., and Glendale Giggles N Hugs, Inc. will be collectively referred herein to as the “Company”.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions used by management include estimates made for impairment analysis for fixed assets and other long term assets, estimates of potential liabilities and, assumptions made in valuing derivative liabilities and the valuation of issuance of debt and equity securities. Actual results could differ from those estimates.

F-23

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with financial institutions, in the form of demand deposits. The Company believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of these two financial institutions.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, inventory, prepaid expenses, and accounts payable and accrued expenses approximate their fair value due to their short term nature. The carrying values financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates.

F-24

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis and consist of restaurant food and other supplies.

Property and equipment

The Company records all property and equipment at cost less accumulated depreciation. Improvements are capitalized while repairs and maintenance costs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter. Leasehold improvements include the cost of the Company’s internal development and construction department. Depreciation periods are as follows:

Leasehold improvements	10 years
Restaurant fixtures and equipment	10 years
Computer software and equipment	3 to 5 years

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the year ended December 27, 2015 the Company took a loss on impairment of $353,414. For the year ended January 1, 2017, there were no indications of further impairment based on management’s assessment of these assets.

F-25

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

The Company currently leases its restaurant locations. The Company evaluates the lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. The Company currently has two leases, which are classified as operating leases.

Minimum base rent for the Company’s operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or rent holiday period, for the Company’s leases, where no rent payments are typically due under the terms of the lease. Deferred rent expense, which is based on a percentage of revenue, is also recorded to the extent it exceeds minimum base rent per the lease agreement.

The Company disburses cash for leasehold improvements and furniture, fixtures and equipment to build out and equip its leased premises. The Company also expends cash for structural additions that it makes to its leased premises, which are reimbursed to the Company by its landlords, as construction contributions pursuant to agreed-upon terms in the lease agreements. Landlord construction contributions usually take the form of up-front cash. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements or the landlord construction contributions are recorded as an incentive from lessor.

F-26

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board (FASB) whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s stock option and warrant grants is estimated using the Black-Scholes Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes Option Pricing model could materially affect compensation expense recorded in future periods.

The Company also issues restricted shares of its common stock for share-based compensation programs to employees and non-employees. The Company measures the compensation cost with respect to restricted shares to employees based upon the estimated fair value at the date of the grant, and is recognized as expense over the period, which an employee is required to provide services in exchange for the award. For non-employees, the Company measures the compensation cost with respect to restricted shares based upon the estimated fair value at measurement date which is either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Loss per common share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations. Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share has been computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock options and warrants. Loss per common share has been computed using the weighted average number of common shares outstanding during the year. For the years ended January 1, 2017 and December 27, 2015, the assumed conversion of convertible note payable and the exercise of warrants to acquire shares of common stock were 606,500 shares and 166,500 shares, respectively, and the employee stock options to acquire 115,000 shares are anti-dilutive due to the Company’s net losses and are excluded in determining diluted loss per share.

F-27

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

Our revenues consist of sales from our restaurant operations and sales of memberships entitling members unlimited access to our play areas for the duration of their membership. As a general principle, revenue is recognized when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred and services have been rendered, (iii) the price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

With respect to memberships, access to our play area extends throughout the term of membership. The vast majority of memberships sold are for one month terms. Revenue is recognized on a straight line basis over the membership period. The company receives payment from its customers at the start of the subscription period and the company records deferred revenue for the unearned portion of the subscription period.

Revenues from restaurant sales are recognized when payment is tendered at the point of sale. Revenues are presented net of sales taxes. The obligation is included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities.

We recognize a liability upon the sale of our gift cards and recognize revenue when these gift cards are redeemed in our restaurants. As of January 1, 2017 and December 27, 2015, the amount of gift cards sales were $172 and $4,448, respectively, and were recorded as deferred revenue.

For party rental agreements, we rely upon a signed contract with the customer as the persuasive evidence of a sales arrangement. Party rental deposits are recorded as deferred revenue upon receipt and recognized as revenue when the service has been rendered.

Additionally, revenues are recognized net of any discounts, returns, allowances and sales incentives, including coupon redemptions and complimentary meals.

Advertising costs

Advertising costs are expensed as incurred. During the fiscal years ended January 1, 2017 and December 27, 2015, there were $30,308 and $29,946, respectively in advertising costs included in general and administrative expenses.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt on the effective interest method.

F-28

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation – Stock Compensation (Topic 718). The pronouncement was issued to clarify the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The pronouncement is effective for reporting periods beginning after December 15, 2015. The adoption of ASU 2014-12 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures. The Company anticipates that this will add significant liabilities to the balance sheet.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-29

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – FIXED ASSETS

Fixed assets consisted of the following at:

	January 1, 2017	December 27, 2015
Leasehold improvements	$1,889,027	$2,847,565
Fixtures and equipment	60,310	85,267
Computer software and equipment	264,890	283,001
Property and equipment, total	2,214,227	3,215,833
Less: accumulated depreciation	(1,220,099)	(1,485,997)
Property and equipment, net	$994,128	$1,729,836

Effective June 30, 2016, the Company entered into a termination agreement with Westfield Mall Associates to close the Century City Store resulting from a major reconstruction of the entire Mall. As such, the leasehold improvements with a cost basis of $958,538 and accumulated amortization of $533,377 were written off and included in the gain on the lease termination (see Note 10). In conjunction with the closing of the Century City store, the Company also sold for $10,500, all of its furniture, fixtures and office equipment with a cost basis, net of accumulated depreciation, of $4,529 resulting in a gain of $5,971.

Depreciation expense was $306,019 and $367,549 for the fiscal years ended January 1, 2017 and December 27, 2015, respectively. Repair and maintenance expenses for the years ended January 1, 2017 and December 27, 2015 were $85,860 and $111,977, respectively.

NOTE 3 – INCENTIVE FROM LESSOR

The Company previously received $700,000 for Century City, $506,271 for Topanga and $475,000 for Glendale restaurant locations from the Company’s landlords as construction contributions pursuant to agreed-upon terms in the lease agreements as of December 27, 2015.

Landlord construction contributions usually take the form of up-front cash. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements or the landlord construction contributions are recorded as an incentive from lessor. The incentive from lessor is amortized over the life of the lease, which is 10 years and netted against occupancy cost.

Effective June 26, 2016, the Company entered into a lease termination agreement with the Westfield Mall Associates that released the Company from any further obligations on its Century City store location. As such, our remaining unamortized tenant improvement allowance as of that date of $225,739, and deferred rent of $63,529 were written off an included in the gain on lease termination.

The balance of the incentive from lessor as of January 1, 2017 and December 27, 2015 was $740,428 and $1,198,098 respectively, and included deferred rent of $117,056 and $218,874, respectively. As of January 1, 2017, $87,420 of the incentive from lessor was current and $653,008 was long term. Amortization of the incentive from lessor was $98,785 and $117,744 for the fiscal years ended January 1, 2017 and December 27, 2015 and respectively.

F-30

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – NOTE PAYABLE LESSOR

On February 12, 2013, the Company entered into a $700,000 Promissory Note Payable Agreement with GGP Limited Partnership (“Lender”) to be used by the Company for a portion of the construction work to be performed by the Company under the lease by and between the Company and Glendale II Mall Associates, LLC. The Note Payable accrued interest at a rate of 10% through October 15, 2015, 12% through October 31, 2017, and 15% through October 31, 2023 and matures on October 31, 2023.

On March 1, 2015, the Company and the lender renegotiated the terms of the Promissory Note and agreed to a new note with a principal balance due of $683,316. As part of the new agreement, the Lender waived principal and interest payments for two years beginning March 1, 2015. Thereafter, principal and interest will be paid in equal monthly installments of $12,707, within increasing interest rates. As of June 26, 2016 and December 27, 2015, the principal balance due under the note was $683,316.

Due to the two-year interest free period, the Company recalculated the fair value of the note taking into account the payment stream and the incremental changes in the interest rate and determined the fair value of the new note on the date of modification of March 1, 2015 to be $619,377, net of a discount of $63,939. The Company determined that the discount should be amortized over the two year period where no interest was due or payable. As such, the Company amortized $28,845 of the discount during the fiscal year ended December 27, 2015, resulting in an unamortized balance of $35,094 at December 27, 2015. The Company further amortized $15,985 of the discount during 2016. The unamortized discount at June 26, 2016 was $19,109, and the net balance due was $664,207.

On August 12, 2016, the Company entered into a third amendment on its lease at The Glendale Galleria. The amendment covered several areas, including adjustment to percentage rent payable, reduced the minimum rent payable, along with the payment and principal of Promissory Note. The Promissory Note was adjusted to a balance due of $763,262 from $683,316, with zero percent interest, payable in equal monthly installments of $5,300 through maturity of Note on May 31, 2028. The Company imputed interest using a discount rate of 10% to determine a fair value of the note of $433,521, resulting in a valuation discount of $329,740. As of January 1, 2017, the balance of the note payable was $723,270, and the unamortized note discount was $290,553, resulting in a balance due of $432,717, of which, $21,544 was reported as part of current liabilities and $411,173 as long-term liabilities in the accompanying balance sheets.

The exchange of the notes was treated as a debt extinguishment as the change in terms constituted more than a 10% change in the fair value of the original note, and the difference between the fair value of the new note and the old note (including eliminating all remaining unamortized discount) of $220,668 was treated as a gain on debt extinguishment. The Company determined that since the GGP Promissory Note and the related revision of the lease (see Note 10) were agreed to at the same time, that the change in the lease payment terms and the reduced rent, and the issuance of the new note are directly related. As such the gain on the termination of the note of $220,668 is being deferred and amortized on the straight line basis over the remaining life of the lease as an adjustment to rent expense.

The lender under the Note is GGP Limited Partnership (GGP). GGP is an affiliate of Glendale II Mall Associates, the lessor of the Company’s Glendale Mall restaurant location. In accordance with the note agreement, an event of default would occur if the Borrower defaults under the lease between the Company and Glendale II Mall Associates. Upon the occurrence of an event of default, the entire balance of the Note payable and accrued interest would become due and payable, and the balance due becomes subject to a default interest rate (which is 5% higher than the defined interest rate). Landlord shall have the unconditional right to terminate the Lease by giving Tenant at least 120 days’ advance written notice of Landlord’s election to terminate the Lease, under lease amendment in the event of default. As of January 1, 2017, the Company was current in its rental obligation.

The following is the 5-year payment schedule:

2017	$63,605
2018	63,605
2019	63,605
2020	63,605
2021	63,605
Thereafter	405,245
Total	$723,270

F-31

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTE PAYABLE

A summary of convertible debentures payable as of January 1, 2017 and December 27, 2015 is as follows:

	January 1, 2017	December 27, 2015
Iconic Holdings, LLC	$84,191	$161,250
J&N Invest LLC	50,000	50,000
Accrued interest	17,192	-
Total Convertible Notes	151,383	211,250
Less: Discount	-	(139,471)
Convertible Notes, net	$151,383	$71,779

Iconic Holdings, LLC - On December 21, 2015, Giggle N Hugs, Inc., a Nevada corporation (the “Registrant”), issued an 8% unsecured convertible promissory note in favor of Iconic Holdings, LLC, in the principal sum of $161,250. The note was subject to an original issue discount of $11,250, plus another $11,250 retained by the lender for fees and costs, resulting in net proceeds to the company of $138,500. The note carries a guaranteed 10% interest rate, matures on December 21, 2016 and is subject to pre-payment penalties. The note may be converted, in whole or in part, at any time at the option of the holder into the Registrant’s common stock at a price per share equal to 65% of the lowest volume weighted average price of the Company’s common stock during the 10 consecutive trading days prior to the date on which Holder elects to convert all or part of the note. The conversion floor price was set at $0.08 per share. The note also contains a make-good provision requiring the Registrant to make a payment to the holder in the event the Registrant’s trading price at the time the conversion notice is submitted is below $0.11. Any shares issued upon conversion of the note shall have piggyback registration rights and failure to do so could result in damages up to 30% of the principal sum of the note, but not less than $20,000. The note contains various default provisions including a requirement for the Company to maintain a prescribed closing bid price for a certain number of days, and a continued listing in a principal market.

The Company determined that the ability of the holder to convert the note to common shares at 65% of the market created a beneficial conversion feature upon issuance. The Company also considered if the conversion feature required liability accounting under current accounting guidelines but determined that the conversion of the shares were indexed to the Company’s stock, and that the floor of $0.08 per share would not allow the conversion to exceed the Company’s authorized share limit. Based on the current market price on the date of issuance of the note of $0.13 and the discount of 65%, the Company calculated an initial beneficial conversion feature of $86,827. The total note discount was $109,327 including the $22,500 discussed above, of which $107,691 was unamortized at December 27, 2015. The Company amortized the remaining discount during the year ended January 1, 2017.

On July 11, 2016, the Company modified the conversion feature of the Iconic note eliminating the conversion floor. The Company determined that since the conversion floor had been eliminated, that the company could no longer determine if it had enough authorized shares to fulfill the conversion obligation. As such, the Company determined that the conversion feature created a derivative with a fair value of $79,376 at the date of the modification, and the value of such conversion feature should be considered a cost of debt extinguishment since it resulted in more than a 10% change in the fair value of the note.

During the period ended January 1, 2017, the Company converted $77,059 of principal into 2,555,906 shares of common stock. As of January 1, 2017 the balance of principal due was $84,191. The entire note principal and accrued interest was converted to share of common stock in March 2017.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTE PAYABLE (CONTINUED)

J&N Invest LLC - On August 24, 2015, the Company entered into an unsecured Note Payable Agreement with an investor for which the Company issued a $50,000 Convertible Note Payable, which accrues interest at a rate of 5% per annum and matures on August 31, 2016. The Lender may also convert all or a portion of the Note Payable at any time into shares of common stock at a price of $0.10 per share. As the market price of the stock on the date of issuance was $0.23, the Company recognized a debt discount at the date of issuance in the amount of $50,000 related to the fair value of the conversion feature. The discount will be amortized over the life of the note. The balance of the unamortized note discount was $32,181 at December 27, 2015 The Company amortized the remaining discount to interest expense during the year ending January 1, 2017.

NOTE 6 – PROMISSORY NOTE

On December 18, 2015, the Company issued an unsecured promissory note in the principal sum of $265,000 in favor of St. George Investments, LLC, pursuant to the terms of a securities purchase agreement of the same date. The note was subject to an original issue discount of $60,000 and a $5,000 fee to cover certain expenses of lender. The note matured in six months and carries no interest unless there is an event of default. GNH may prepay the note in full within 90 days of the issuance date for $235,000. The Company has accounted for the discount as a contra account to the note and will be amortized to interest expense over the life of the note. As such, the Company amortized $4,694 of the discount during the year ended December 27, 2015. The balance of the note outstanding at December 27, 2015, was $265,000 net of an unamortized discount of $60,306.

The Note went into default when the Company failed to make payment on the due date. Consequently, on July 8, 2016, The Company entered into an Exchange Agreement with St. George Investments, LLC, to replace the original Promissory with a new Promissory Note (“Note”) carrying the following terms and conditions:

1.	The new Note added 10% ($26,500) to the original principal as an Exchange Fee, making the new principal amount $291,500, and the Note shall carry an interest rate of 8% per annum. The amount of the exchange fee was recognized as a finance cost.

2.	The Note carries a Conversion clause that allows the Holder to have a cashless conversion into shares of Common Stock for all or part of the principal, at a price equal to the average market price for 20 days prior to the conversion.

3.	In conjunction with the conversion provision, the Company agreed to an Irrevocable Letter of Instructions to Transfer Agent, along with a Secretary’s Certificate and Board Resolution, which allows a Share Reserve equal to three times the number of shares of Common Stock divided by outstanding debt by the defined conversion price, but not less than 18,000,000 shares.

4.	In addition, the Company executed a Share Issuance Resolution Authorizing the Issuance of New Shares of Common Stock. This document, in effect, allows the Holder to provide, at their discretion, a Conversion Notice directly to the Transfer Agent to receive unrestricted shares under the terms of this Exchange Agreement.

5.	Further to this Exchange Agreement, the Company executed an Authorization to Initiate ACH Debit Entries that allowed the Holder to receive a daily payment of $312.50 ($7,500 per month). The Company can cancel such authorization with five days’ written notice.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – PROMISSORY NOTE (CONTINUED)

The Company determined that since the conversion floor had no limit to the conversion price, that the Company could no longer determine if it had enough authorized shares to fulfill the conversion obligation. As such, the Company determined that the conversion feature created a derivative with a fair value of $98,544 at the date of the modification, and the value of such conversion feature should be considered a finance cost.

During the fiscal year ended January 1, 2017, the Holder converted $81,300 of debt into 9,261,973 shares of Common Stock. In addition, the Company paid $20,841 of the principal balance. The balance outstanding as of January 1, 2017 was $183,359 plus $9,981 of accrued interest, and is past its maturity date of September 15, 2016.

Subsequent to January 1, 2017, additional balance of $48,914 was converted to approximately 15.7 million shares of common stock pursuant to the terms of the note (See Note 10 and 12). The Balance as of this filling was $132,000 and is being disputed (See Legal Proceedings).

NOTE 7 – BUSINESS LOAN AND SECURITY AGREEMENT

In August 2015, the Company entered into a Business Loan and Security Agreement with American Express Bank, which allows the Company to borrow up to $174,000. The loan matures in August 2016 and will remain in effect for successive one year periods unless terminated by either party. In August 2016, the loan amount was amended up to $180,000. The loan is secured by credit card collections from the Company’s store operations. The agreement provides that the Company will receive an advance of up to $180,000 at the beginning of each fiscal month, and requires the Company to repay the loan from the credit card deposits it receives from its customers. Assuming the balance has been paid off by the end of the month, the Company will receive another advance up to the face amount of the note at the beginning of the next fiscal month.

The loan requires a loan fee of 0.5% of the outstanding balance as of each disbursement date. At January 1, 2017, the advance for the month of December 2016 was $136,629 and is included in accounts payable on the accompanying balance sheet.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has issued certain convertible notes whose conversion price is based on a future market price. However, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. The result is that the conversion option is classified as a liability and bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815 and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

As of January 1, 2017, and upon issuance, the derivative liabilities were valued using a probability weighted average Black-Scholes-Merton pricing model with the following assumptions:

Warrants:

	Upon Issuance	January 1, 2017
Exercise Price	$0.07		$0.07 .05-0.01
Stock Price	$0.05-0.02	$
Risk-free interest rate	0.57%		0.57%
Expected volatility	216%		216%
Expected life (in years)	1		1
Expected dividend yield	0		0

Fair Value:	$177,920		$357,411

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes, or an estimate of until such notes would be converted. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

During the fiscal year ended January 1, 2017, convertible notes and accrued interest totaling $158,359 were converted into shares of common stock or paid off in cash, and the Company recorded a gain of $190,370 related to the extinguishment of the corresponding derivative liabilities. Also during the fiscal year ended January 1, 2017, the Company recorded a change in fair value of derivatives of $369,861. At January 1, 2017, the balance of the derivative liabilities was $357,411.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – COMMON STOCK

Issuance of Common Stock

During the fiscal year ended January 1, 2017, the Company issued

●	497,500 shares of common stock valued at $37,170 for services. The shares were valued based on the closing price of the stock on the date of agreement.

●	525,000 shares of common stock issued in settlement of an accounts payable with a fair value of $31,500.

●	150,000 shares of stock previously reflected as common stock payable.

●	4,779,236 shares of its common stock for conversion of convertible notes in the amount of $107,497

During the fiscal year ended December 27, 2015, the Company issued

●	1,293,333 shares of its common stock valued at $341,547 for services. The shares were valued based on the closing price of the stock on the date of agreement.

●	423,268 shares of its common stock valued at $68,282 in settlement of accounts payable balances

●	3,070,776 shares of its common stock for cash of $449,485 net of closing costs. In conjunction with the sale of these shares, the company issued to the underwriter warrants to acquire 152,885 shares of our common stock at an exercise price of $0.01 per share. As of January 1, 2017, 555,556 of these shares have not yet been issued.

●	910,000 shares of its common stock valued at $200,200 to investors as bonus. The shares were valued based on the closing price of the stock on the date of issuance and reflected the fair value of these shares as a financing cost.

●	1,597,982 shares of its common stock valued at $488,078 previously accounted for as common stock payable.

On July 1, 2015, the Company entered into an unsecured Note Payable Agreement with an investor for which the Company issued a $50,000 Convertible Note Payable, which accrued interest at a rate of 15% per annum and matured July 31, 2016. The note was convertible at a conversion price of $0.15 per share. The Note Payable had warrants attached, with an exercise term of 3 years and convertible into 66,667 shares of common stock at an exercise price of $0.15 per share. The Company recognized a debt discount at the date of issuance in the amount of $9,647 related to the fair value of the warrants. During 2015 the Company offered the note holder an inducement to convert the note at a conversion price of $0.09 per share. As such, the note was converted into 555,223 shares of the Company’s common stock and the note was retired. The Company calculated the difference between the initial conversion price and the modified conversion price to be $20,000 and recorded such amount as an inducement to convert.

During the year ended December 27, 2015, the Company granted warrants to an underwriter to purchase 152,885 shares of common stock in conjunction with our private offering. In addition, the Company also granted warrants to purchase 233,334 shares of common stock in conjunction with the issuance of our notes payable. The warrants are exercisable at a price range of $0.01 per share through $0.25 per shares and will expire in three years and seven years. See Note 8 for further discussion.

During the year ended December 27, 2015, a total of 406,621 warrants were exercised on cashless basis in exchange for 406,621 shares of our common stock.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – COMMON STOCK (CONTINUED)

Employee Stock Options

The following table summarizes the changes in the options outstanding at January 1, 2017, and the related prices for the shares of the Company’s common stock issued to employees of the Company under a non-qualified employee stock option plan.

A summary of the Company’s stock awards for options as of January 1, 2017 and changes for the fiscal year ended December 27, 2015 is presented below:

	Stock	Weighted Average
	Options	Exercise Price
Outstanding, December 28, 2014	135,000	$4.50
Granted	—	—
Exercised	—	—
Expired/Cancelled	(20,000)	—
Outstanding, December 27, 2015	115,000	$4.50
Exercisable, December 27, 2015	115,000	$4.50
Granted	—	—
Exercised	—	—
Expired/Cancelled	—	—
Outstanding, January 1, 2017	115,000	$4.50
Exercisable, January 1, 2017	115,000	$4.50

As of January 1, 2017, the stock options had no intrinsic value

There were no options granted during the fiscal year ended January 1, 2017.

There was no stock-based compensation expense in connection with options granted to employees recognized in the consolidated statement of operations for the fiscal years ended January 1, 2017 and December 27, 2015.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – COMMON STOCK (CONTINUED)

Warrants

The following table summarizes the changes in the warrants outstanding at January 1, 2017, and the related prices.

A summary of the Company’s warrant as of January 1, 2017 and the changes for the fiscal year ended December 27, 2015 is presented below:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding, December 28, 2014	378,510	$0.16
Granted	219,552	0.01
Exercised	(406,621)	0.20
Expired/Cancelled	(24,941)	—
Outstanding, December 27, 2015	166,500	$0.25
Exercisable, December 27, 2015	166,500	$0.25
Granted	—	—
Exercised	—	—
Expired/Cancelled	—	—
Outstanding, January 1, 2017	166,500	$0.25
Exercisable, January 1, 2017	166,500	$0.25

			Weighted
Range of	Number	Weighted Average	Average Remaining	Number	Weighted Average
Exercise Prices	Outstanding	Exercise Price	Contractual Life	Exercisable	Exercise Price

$0.01~$0.37	166,500	$0.25	4.75	166,500	$0.25

	166,500		4.75	166,500

As of January 1, 2017, the stock warrants had no intrinsic value.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Westfield Century City. On January 13, 2010, the Company entered into a 10-year lease agreement with Westfield Century City for a lease for a restaurant operation. In October 2015, Westfield Group, the landlord of the Century City location, embarked on a massive $700 million renovation of the mall. In March 2016 they approached the Company about recapturing its Century City space due to this remodeling. Currently, approximately 90% of the mall is closed or being remodeled with the completion expected sometime during 2017. On May 13, 2016, Giggles N’ Hugs, Inc. entered into a Termination of Lease Agreement with Century City Mall, LLC (“landlord”), accelerating the termination date of the Lease dated January 13, 2010 for its store located in Westfield Century City, Los Angeles, California. Pursuant to the agreement, the lease was terminated in June, 2016 and the landlord agreed to a monetary reimbursement of $350,000, which was received on June 26, 2016. For accounting purposes, the Company has removed all the leasehold improvements (net of accumulated amortization) and removed the deferred incentive due the lessor relating to tenant improvements and the remaining deferred rent existing at the date of termination resulting in a gain of $214,111.

Westfield Topanga. During the year ended December 31, 2012, GNH Topanga entered into a Lease Agreement with Westfield Topanga Owner, LP, a Delaware limited partnership, to lease approximately 5,900 square feet in the Westfield Topanga Shopping Center. The lease includes land and building shells, provides a construction reimbursement allowance of up to $475,000, requires contingent rent above the minimum base rent payments based on a percentage of sales ranging from 7% to 10% and require other expenses incidental to the use of the property. The lease also has a renewal option, which GNH Topanga may exercise in the future. The Company’s current lease provides early termination rights, permitting the Company and its landlord to mutually terminate the lease prior to expiration if the Company does not achieve specified sales levels in certain years. The lease commenced on March 23, 2013 and expires on April 30, 2022.

Glendale Mall Associates. On April 1, 2013, the Company entered into a Lease Agreement with GLENDALE II MALL ASSOCIATES, LLC, a Delaware limited liability company, to lease approximately 6,000 square feet in the Glendale Galleria in the City of Glendale, County of Los Angeles, and State of California. The lease includes land and building shells, provides a construction reimbursement allowance of up to $475,000, requires contingent rent above the minimum base rent payments based on a percentage of sales ranging from 4% to 7% and require other expenses incidental to the use of the property. The lease commenced on November 21, 2013 and expires on October 31, 2023.

On August 12, 2016 the Company entered into a third amendment on its lease at The Glendale Galleria. The amendment covered several areas, including adjustment to percentage rent payable, reduced the minimum rent payable and payment and principal of the Promissory Note payable to GGP. The Promissory Note was adjusted to a balance due of $763,262 from $683,316, with zero percent interest, payable in equal monthly installments of $5,300 through maturity of Note on May 31, 2028, creating a gain on extinguishment of the old note of $220,686. (see Note 6). The change in the payment terms of the lease caused a change in the previously calculated deferred rent of $69,614. For reporting purposes, the Company determined that since the GGP Promissory Note and the related revision of the lease were agreed to at the same time, that the change in the lease payment terms and the reduced rent, and the issuance of the new note are directly related. In addition, past due rent of $164,987 was forgiven. As such the gain on the termination of the note of $220,686, the adjustment to the deferred rent in the aggregate amount of $69,614, and the forgiveness of past due rent of $164,987, resulting in an aggregate gain of $455,287 had been deferred, and will amortized on the straight-line basis over the remaining life of the lease as an adjustment to rent expense. During the year ended January 1, 2017, $26,172 of the deferred gain was amortized and offset to rent expense, resulting in a remaining deferred gain balance of $429,115 as of January 1, 2017, which will be amortized over the remainder of the lease.

Rent expense for the Company’s restaurant operating leases for the year ended January 1, 2017 and December 27, 2015 was $514,275 and $629,783, respectively.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

As of January 1, 2017, the aggregate minimum annual lease payments under operating lease as follows:

2017	$407,060
2018	421,808
2019	437,100
2020	452,956
2021	469,398
Thereafter	430,249
Total	$2,618,571

Litigation

On April 20, 2016, the Company entered into a stipulated judgment in favor of TKM in the amount of $40,000. Under the stipulated judgment, the Company would only be compelled to pay $20,000 in four equal installments of $5,000, provided they meet the ascribed timely payments as set forth in the stipulated judgment. The Company has recorded the entire $40,000 judgment since the Company did not meet the agreed payment schedule. As of January 1, 2017, the outstanding balance was $30,000.

St. George Investments, LLC v Giggles N’ Hugs

On March 23, 2017, St. George Investments, LLC ("St. George") served an arbitration demand and summons claiming that the Company had breached its obligations under a convertible note by preventing St. George from converting the remaining balance of the note to common stock. The parties disagree as to the conversion price set in the note agreement due to execution by the parties of different versions of the document. St. George has claimed for additional damages. We believe these claims lack merit and have retained counsel to vigorously defend this action and present cross claims for mistake, rescission, breach of the covenant of good faith and fair dealing and unjust enrichment.

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GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES

The net income generated from the Century City restaurant operations from Giggles N Hugs, LLC is treated as partnership income for federal and state income tax purposes and does not incur income tax expense for Giggles N Hugs, Inc. because the reverse merger was effectuated on December 30, 2011. Instead, its earnings and losses are allocated to and reported on the individual returns of the member’s tax returns. Accordingly, no provision for income tax is included in the consolidated financial statements.

For the fiscal years ended January 1, 2017 and December 27, 2015 GNH, Inc. incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At January 1, 2017 the Company had $7,859,000 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2023.

Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse

A reconciliation of tax expense computed at the statutory federal tax rate income (loss) from operations before income taxes to the actual income tax expense is as follows:

	January 1, 2017	December 27, 2015
Tax provision (benefits) computed at the statutory rate (34%)	$(214,000)	$(431,000)
State income tax, net of federal benefit	(56,000)	429,618

Change in valuation allowance	270,800	-
Provision for income tax	$800	$1,382

Deferred income taxes include the net tax effects of net operating loss (NOL) carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	January 1, 2017	December 27, 2015
Net operating loss carryover	$2,019,000	$2,578,000
Depreciation and other	422,000	(624,000)
Total deferred tax assets	2,441,000	1,954,000
Valuation allowance	(2,441,000)	(1,954,000)
Net deferred tax asset	$-	$-

F-41

GIGGLES N HUGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES (CONTINUED)

The Company has provided a valuation reserve against the full amount of the net deferred tax assets, because in the opinion of management, it is more likely than not that these tax assets will not be realized.

The Company’s NOL and tax credit carryovers may be significantly limited under the Internal Revenue Code (IRC). NOL and tax credit carryovers are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. During the fiscal year January 1, 2017 and in prior years, the Company may have experienced such ownership changes, which could impose such limitations.

The limitation imposed by the IRC would place an annual limitation on the amount of NOL and tax credit carryovers that can be utilized. When the Company completes the necessary studies, the amount of NOL carryovers available may be reduced significantly. However, since the valuation allowance fully reserves for all available carryovers, the effect of the reduction would be offset by a reduction in the valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction, and the State of Nevada.

NOTE 12 – SUBSEQUENT EVENTS

Since the fiscal year-ended January 1, 2017, the following transactions have taken place:

During January 2017, Iconic Holdings, LLC converted the remaining outstanding balance of $84,191 of its Promissory Note into 38,457,435 shares of common stock.

In January and February 2017, St. George Investments LLC converted $48,914 of its Promissory Note into 15,660,611 shares of common stock.

On January 4, 2017, the Company granted officers and employees 10,170,000 shares of restricted common stock, and non-employee 500,000 shares with a fair value of $29,876. On March 16, 2017, the Company issued 1,500,000 shares of common stock to a third party for a settlement of accounts payable of $72,000.

In March 2017, the Company granted two non-employee consultants warrants to purchase an aggregate of 2,650,000 shares of common stock. The warrants vest over a period of eight months, exercisable at an average price of $0.15 per share and will expire in one and five years. Total estimated fair value of the warrants at grant date amounted to $504,000 calculated using the Black-Scholes Option Pricing Model. In addition, the Company also granted one of the consultants, 150,000 shares of common stock with a fair value of $31,000.

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GIGGLES N’ HUGS, INC.

PROSPECTUS

SUBSCRIPTION RIGHTS TO PURCHASE UP TO 300,000,000 UNITS

CONSISTING OF UP TO 300,000,000 SHARES OF COMMON STOCK

AND WARRANTS TO PURCHASE UP TO 210,000,000 SHARES OF COMMON STOCK